UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NBT Bancorp Inc.

52 South Broad Street
Norwich, New York 13815

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NBT Bancorp Inc. (“NBT”) will hold an annual meeting of shareholders at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, New York 13901 on May 6, 2008 at 10:00 a.m. local time for the following purposes:

1.	To fix the size of the Board of Directors at eleven;

2.	To elect two directors, each for a three year term;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008;

4.	To approve the NBT 2008 Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the NBT annual meeting.

We have fixed the close of business on March 15, 2008 as the record date for determining those shareholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting.  Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

By Order of the Board of Directors of
NBT Bancorp Inc.

/s/ Daryl R. Forsythe
Daryl R. Forsythe
Chairman of the Board

Norwich, New York
March 31, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET ADDRESS LISTED ON THE PROXY CARD.  YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2008:  This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our 2007 Annual Report are available free of charge on our website at www.nbtbancorp.com/bncp/proxy.html.

NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2008

This proxy statement and accompanying proxy card are being sent to the shareholders of NBT Bancorp Inc. (“NBT” or, the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2008 annual meeting of shareholders.  This proxy statement, together with the enclosed proxy card, is being mailed to shareholders on or about March 31, 2008.

When and Where the NBT Annual Meeting Will Be Held

We will hold our annual meeting of shareholders at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, New York 13901 on May 6, 2008 at 10:00 a.m. local time.

What Will Be Voted on at the NBT Annual Meeting

At our annual meeting, our shareholders will be asked to consider and vote upon the following proposals:

•	To fix the size of the Board of Directors at eleven;

•	To elect two directors, each for a three year term;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008;

•	To approve the NBT 2008 Omnibus Incentive Plan; and

•	To transact such other business as may properly come before the NBT annual meeting.

We may take action on the above matters at our annual meeting on May 6, 2008, or on any later date to which the annual meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our annual meeting.  If other matters do properly come before our annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Company’s Board.

Shareholders Entitled to Vote

We have set March 15, 2008, as the record date to determine which of our shareholders will be entitled to vote at our annual meeting.  Only those shareholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our annual meeting.  As of March 15, 2008, there were 32,066,395 outstanding shares of our common stock.  Each of our shareholders on the record date is entitled to one vote per share.

Vote Required to Approve the Proposals

A plurality of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting will elect directors.  This means that the two nominees who receive the most votes will be elected.

The affirmative vote of a majority of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting is required to approve the proposals to fix the number of directors at eleven, to approve and adopt the NBT Bancorp Inc. 2008 Omnibus Incentive Plan and to ratify the Company’s independent registered public accounting firm.

Our Board urges our shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope or to vote by telephone or via the Internet.  Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting.  Abstentions will be counted in determining the number of shares represented and entitled to vote and will have the effect of a vote cast “against” Proposal 1.

Number of Shares that Must Be Represented for a Vote to Be Taken

In order to have a quorum, a majority of the total voting power of our outstanding shares of common stock entitled to vote at our annual meeting must be represented at the annual meeting either in person or by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

Voting Your Shares

Our Board is soliciting proxies from our shareholders.  This will give you an opportunity to vote at our annual meeting without having to attend.  When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a record holder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent may vote the shares represented by your proxy:

●	FOR fixing the number of directors at eleven;

●	FOR electing the two persons nominated by our Board as directors;

•	FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm; and

•	FOR the approval of the Omnibus Incentive Plan.

If you are a shareholder whose shares are registered in your name, you may vote your shares by using one of the following four methods:

Mail.  To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Telephone.  If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. local time on May 5, 2008.  Telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card.   If you vote by telephone, you do not need to return your proxy card.

Via the Internet.  If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet at www.proxyvote.com.  Internet voting is available 24 hours a day until 11:59 p.m. local time on May 5, 2008.  Internet voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

In person.  If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at the annual meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at the annual meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions.  Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet.  If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot.

Changing Your Vote

Any NBT shareholder of record giving a proxy may revoke the proxy at any time before the vote at the annual meeting in one or more of the following ways:

●	Delivering a written notice of revocation to the Secretary of NBT bearing a later date than the proxy;

●	Submitting a later dated proxy by mail, telephone or via the Internet; or

●	Appearing in person and submitting a later dated proxy or voting at the annual meeting.

Attendance at the annual meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at the annual meeting or submit a later dated proxy.

You should send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary, or hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary at or before the taking of the vote at the annual meeting. You may also revoke your proxy by telephone or via the Internet by giving a new proxy over the telephone or the Internet prior to 11:59 p.m. on May 5, 2008.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.  You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Solicitation of Proxies and Costs

We will bear our own costs of soliciting of proxies.  We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names.  In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our shareholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications.  We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation.  You may direct any questions or requests for assistance regarding this proxy statement to Michael J. Chewens, Senior Executive Vice President of NBT, by telephone at (607) 337-6520 or by e-mail at mjchewens@nbtbci.com.

Annual Report

A copy of the Company’s 2007 Annual Report accompanies this Proxy Statement.  NBT is required to file an annual report on Form 10-K for its 2007 fiscal year with the Securities and Exchange Commission (the “SEC”).  Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary.  Our annual report on Form 10-K is available on our website, www.nbtbancorp.com.

REGARDLESS OF THE NUMER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET USING THE TELEPHONE NUMBER OR THE INTERNET ADDRESS ON YOUR PROXY CARD.

PROPOSAL 1

SIZE OF THE BOARD OF DIRECTORS

Our Bylaws provide for a Board consisting of a number of directors, not less than five nor more than twenty-five, as shall be designated by our shareholders as of each annual meeting.  Our Board is presently comprised of fourteen members. Messrs. Gregory, Horger and Ms. Ingraham, whose terms expire as of the 2008 annual meeting, have advised the Company that they intend to retire from the Board effective as of the annual meeting, at which point the Company will have eleven directors.  Accordingly, the Board has proposed that the shareholders vote to fix the number of directors constituting the full Board at eleven members.

The Board of Directors unanimously recommends that shareholders vote “FOR” fixing the size of the Board of Directors at eleven members.

PROPOSAL 2

ELECTION OF DIRECTORS

At the annual meeting, two directors will be elected to serve a three year term until each such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.  The Board currently consists of fourteen members and is divided into three classes.  The term of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.  Messrs. Santangelo and Chojnowski, whose terms expire at the 2008 annual meeting, have been nominated to stand for re-election at the 2008 annual meeting for terms expiring in 2011.  Messrs. Gregory, Horger and Ms. Ingraham, whose terms expire as of the 2008 annual meeting, have advised the Company that they intend to retire from the Board effective as of the annual meeting.  As of October 22, 2007, Mr. Michael Hutcherson resigned from the Board of Directors of the Company to commit more time to his insurance agency.  The Board greatly appreciates their service and contributions to the success of the Company and NBT Bank (the “Bank”).

The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR election of the following nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve.  Our Board currently believes that each nominee will stand for election and will serve if elected as a director.  Assuming the presence of a quorum at the annual meeting, the two director nominees for the class expiring at the 2011 annual meeting will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the annual meeting and present in person or represented by proxy.  This means that the two nominees who receive the most votes will be elected.  There are no cumulative voting rights in the election of directors.

BENEFICIAL OWNERSHIP AND RELATED INFORMATION FOR NOMINEES,
CONTINUING DIRECTORS AND NON-DIRECTOR EXECUTIVE OFFICERS

The following table contains stock ownership and other information on the nominees for election for the terms as shown, our directors and our non-director executive officers:
Name	Age at 12/31/07	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/07		Percent of Shares Outstanding

Nominees with terms expiring in 2011:

Richard Chojnowski	65	Electrical contractor (sole proprietorship)	2000	6,608	(1)
		Directorships:		264,353	(2)
		Pennstar Bank since 1994		8,004	(3)
				278,965		*

Joseph A. Santangelo	55	President and CEO – Arkell Hall Foundation Inc.	2001	8,472	(1) (f)
		Directorships:		4,808	(2)
		NBT Bank since 1991		6,754	(3)
				20,034		*

Continuing Directors with terms expiring in 2010:

Daryl R. Forsythe	64	Chairman of NBT since January 2004;	1992	116,101	(1) (f)
		Chairman of NBT Bank since January 2004;		1,842	(1) (a)
		Chairman and CEO of NBT from January 2004 to		1,115	(1) (b)
		December 2005; Chairman, President and CEO of NBT		9,369	(2)
		From April 2001 to December 2003; Chairman and		2,000	(3)
		CEO of NBT Bank from September 1999 to		90,772	(4)
		December 2003; President and CEO of NBT and		221,199		*
		NBT Bank from January 1995 to April 2001 and
		September 1999, respectively
		Directorships:
		Security Mutual Life Ins. Co. of NY
		New York Central Mutual Fire Insurance Co.
		New York Business Development Corp.
		NBT Bank since 1988

William C. Gumble	70	Retired attorney-at-law; County Solicitor and	2000	97,602	(1)
		District Attorney of Pike County, PA		7,971	(3)
		Directorships:		105,573		*
		Pennstar Bank since 1985

William L. Owens	58	Partner, law firm of Stafford, Owens, Curtin &	1999	10,426	(1)
		Trombley, PLLC		5,161	(3)
		Directorships:		15,587		*
		Champlain Enterprises, Inc.
		Mediquest, Inc.
		Champlain Valley Health Network Inc.
		SUNY Plattsburgh College Council
		NBT Bank since 1995

Patricia T. Civil	58	Retired Managing Partner, PricewaterhouseCoopers LLP	2003	6,465	(1)
		Directorships:		4,504	(3)
		Unity Mutual Life Insurance Company		10,969		*
		Syracuse Research Corp.
		Anaren, Inc.
		NBT Bank since 2003

Robert A. Wadsworth	59	Chairman and CEO of Preferred Mutual Insurance Co.	2006	2,948	(1)
		Directorships:		526	(3)
		Preferred Mutual Insurance Company		164,041	(d)
		Preferred Services Corp.		167,515		*
		Preferred of New York Inc.
		Excess Reinsurance Company
		Guilderland Reinsurance Company
		NBT Bank since 2005

Photos of the NBT Bancorp Board of Directors can be found on Page 12.	continued on next page

Name	Age at 12/31/07	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/07	Percent of Shares Outstanding

Continuing Directors with terms expiring in 2009:

Martin A. Dietrich	52	CEO of NBT since January 2006;	2005	34,424	(1)
		President of NBT since January 2004;		848	(1) (a)
		President and CEO of NBT Bank since		23,242	(1) (b)
		January 2004; President and Chief Operating		14,544	(2)
		Officer of NBT Bank from September 1999		158,846	(4)
		to December 2003		6,000	(c)
		Directorships:		755	(g)
		Preferred Mutual Insurance Company		238,659		*
		Chenango Memorial Hospital Board of Trustees
		United Health Services
		Independent Bankers Association of New York
		Pennstar Bank since 2004
		NBT Bank since 2001

John C. Mitchell	57	President and CEO of I.L. Richer Co. (agri. business)	1994	25,707	(1) (e) (f)
		Directorships:		3,497	(2)
		Preferred Mutual Insurance Company		6,752	(3)
		New York Agricultural Development Corp		35,956		*
		NBT Bank since 1993

Joseph G. Nasser	50	Accountant, Nasser & Co.	2000	42,215	(1) (f)
		Directorships:		415	(1) (a)
		Pennstar Bank since 1999		11,449	(2)
				5,162	(3)
				59,241		*

Michael M. Murphy	46	President & Owner, Red Line Towing Inc.	2002	12,982	(1)
		Directorships:		1,635	(1) (a)
		Pennstar Bank since 1999		38,677	(2)
				5,904	(3)
				59,198		*

Retiring Directors:

Dr. Peter B. Gregory	72	Partner, Gatehouse Antiques	1987	95,042	(1)
		Directorships:		60,179	(1) (a)
		NBT Bank since 1978		7,942	(3)
				163,163		*

Janet H. Ingraham	70	Professional Volunteer	2002	17,234	(1)
		Directorships:		528	(1) (a)
		Chase Memorial Nursing Home Corp.		4,062	(3)
		NBT Bank since 1996		21,824		*

Paul D. Horger	70	Partner, law firm of Oliver, Price & Rhodes	2002	17,384	(1)
		Directorships:		6,004	(3)
		Pennstar Bank since 1997		23,388		*

continued on next page

Photos of the NBT Bancorp Board of Directors can be found on Page 12.

Executive Officers of NBT Bancorp Inc. other than Directors who are Officers:
Name	Age	Present Position and Principal Position During Past Five Years	Number of Common Shares Beneficially Owned on 12/31/07		Percent of Shares Outstanding

Michael J. Chewens	46	Senior Executive Vice President, Chief Financial Officer	11,766	(1)
		of NBT and NBT Bank since January 2002; EVP, CFO	14,800	(1) (b)
		of same 1999-2001; Secretary of NBT and NBT Bank	52,221	(4)
		since December 2000	78,787		*

David E. Raven	45	President of Retail Banking of NBT Bank since July 2006;	18,802	(1) (f)
		President and Chief Executive Officer of Pennstar Bank	14,641	(1) (b)
		Division since August 2005; President and Chief	93,316	(4)
		Operating Officer of Pennstar Bank Division from	126,759		*
		August 2000 to August 2005; Sales and Administration,
		September 1999 – August 2000

Jeffrey M. Levy	46	Executive Vice President, President of Commercial	4,628	(1)
		Banking of NBT Bank since December 2006; Capital	1,439	(1) (b)
		Region President since August 2005; Manager New York	18,600	(4)
		State Government Banking at M & T Bank, January	24,667		*
		2004 – August 2005; President of the Capital District,
		Commercial Banking at M & T Bank, January 2001 –
		December 2003

As of December 31, 2007, all directors and executive officers listed above as a group beneficially owned 1,651,484 or 5.11% of total shares outstanding as of December 31, 2007, including shares owned by spouses, certain relatives and trusts, as to which beneficial ownership may be disclaimed, and options exercisable within sixty days of December 31, 2007.  Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any person who is the beneficial owner of more than 5% of our common stock.

NOTES:
(a)
The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses, certain relatives and trusts as to which beneficial ownership may be disclaimed.  These indirectly held shares total 65,447 for the spouses, minor children and trusts.

(b)	In the case of officers and officers who are directors, shares of our stock held in NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan as of December 31, 2007 totaling 55,237 are included.
(c)	Martin A. Dietrich is a named beneficiary of his mother’s estate, which includes 6,000 shares.
(d)	Preferred Mutual Insurance Company, of which Robert A. Wadsworth serves as Chairman and CEO, owns 164,041 shares.
(e)
Does not include 5,000 shares owned by The Adelbert L. Button Charitable Foundation, for which Mr. Mitchell serves as a trustee, but in which all investment and disposition discretion over the shares has been granted to NBT Bank, N.A., as trustee.

(f)
Includes shares pledged as security for an obligation, such as pursuant to a loan arrangement or agreement or margin account agreement for the following directors: Daryl R. Forsythe 75,000 shares; John C. Mitchell 20,555 shares; Joseph G. Nasser 2,800 shares; Peter B. Gregory 18,517 shares; Joseph A. Santangelo 7,544 shares; and David E. Raven 7,593 shares.

(g)	Martin A. Dietrich is the custodian for a minor(s).

(1)	Sole voting and investment authority.
(2)	Shared voting and investment authority.
(3)	Shares under option from the NBT 2001 Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan, which are exercisable within sixty days of December 31, 2007.
(4)	Shares under option from the NBT 1993 Stock Option Plan, which are exercisable within sixty days of December 31, 2007.
(*)	Less than 1%.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of all of its director nominees.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees.  The Board has adopted corporate governance practices and policies which the Board and senior management believe promote sound and effective corporate governance.

Director Independence

Based on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on individual discussions with directors, the full Board has determined that all directors, excluding Mr. Forsythe and Mr. Dietrich, meet the standards of independence set forth by the Nasdaq Stock Market.  In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” below.  Mr. Forsythe is not independent because he was an executive officer of the Company within the past three years.  Mr. Dietrich is not independent because he is the President and Chief Executive Officer of the Company.

The independent members of the Board meet at least twice annually in an executive session where non-independent directors and management are excused.  John Mitchell, who serves as chairman of the Nominating and Corporate Governance Committee, currently chairs these executive sessions.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.

Board Policy Regarding Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors.  Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815.  Any such communication must state the name of and the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate.  At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available on request.

Director Attendance at Board Meetings and Annual Meetings

During fiscal 2007, the Board held five meetings.  Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.  In addition, directors are expected to attend our Annual Shareholder Meeting.  All directors were in attendance at the 2007 Annual Meeting and we expect that all directors will be present at the 2008 Annual Meeting.

Committees of the Board of Directors

Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Audit and Risk Management Committee and Compensation and Benefits Committee.  The Board has determined that all of the directors who serve on these committees are independent for purposes of Nasdaq Rule 4200 and that the members of the Audit and Risk Management Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”).  A description of each of these committees follows:

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are John C. Mitchell (Chair), Richard Chojnowski, Dr. Peter B. Gregory, Paul D. Horger, Janet H. Ingraham and Robert A. Wadsworth. The Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws.  The Committee also formulates our corporate governance guidelines and functions to insure a successful evolution of management at the senior level. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the NBT Bancorp website at www.nbtbancorp.com/bncp/corporategov.html.  This Committee met three times in 2007.

The Board of Directors believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long term interests of the shareholders.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management.  In addition, in accordance with the Company’s Bylaws:

●
Every director must be a citizen of the United States and have resided in the State of New York, or within two hundred miles of the principal office of the company, for at least one year immediately preceding the election;

●	Each director must own $1,000 aggregate book value of the Company’s common stock; and

●	No person shall be eligible for election or re-election as a director if they shall have attained the age of 70 years.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others.  The Committee also has the authority to retain any search firm to assist in the identification of director candidates.  The Committee will review the qualifications and experience of each candidate.  If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the President of NBT.  To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT within 10 days following the day on which public disclosure of the date of any annual meeting called for the election of directors is first given.  The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 3 of the Company’s Bylaws, which must be set forth in a shareholder’s notice of nomination.  Article III, Section 3 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name and address of such person and (ii) the principal occupation or employment of such person; and (b) as to the shareholder giving notice (i) the name and address of such shareholder, (ii) the number of shares of the Company that will be voted for the proposed nominee by such shareholder (including shares to be voted by proxy) and (iii) the number of shares of the Company which are beneficially owned by such shareholder.

Audit and Risk Management Committee

The Audit and Risk Management Committee represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to shareholders and the general public. The Committee members are identified in the Audit and Risk Management Committee Report on page 33.  Directors on our Audit and Risk Management Committee meet the expanded independence requirements of audit committee members.  In addition, our Board of Directors has determined that Ms. Civil is an “audit committee financial expert” as that term is defined in NASDAQ Marketplace Rule 4350(d)(2)(A) and the rules of the SEC.

This Committee met four times in 2007.  Responsibilities and duties of this Committee are discussed more fully in the Audit and Risk Management Committee Report on page 33 and in the Committee’s charter, which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.

Compensation and Benefits Committee

Directors William L. Owens (Chair), Patricia T. Civil, William C. Gumble, Michael M. Murphy, Joseph G. Nasser, and Joseph A. Santangelo constitute the Company’s Compensation and Benefits Committee. All of the Committee members are independent directors, as determined by the Board, and as such term is defined in the NASDAQ Marketplace Rules as they apply to the Company.

The Committee is responsible for the development, oversight and administration of the Company's compensation program. The Committee works closely with the Company’s CEO and Executive Vice President of Human Resources to implement our compensation program. In addition, the Committee sometimes works in executive sessions without Company management present.

The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the CEO, directors and executive management team, including the named executive officers.  In making compensation recommendations for the named executive officers to the Board of Directors, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chairman of the Board. The Committee generally determines the compensation for the named executive officers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned or in January of such fiscal year.

The Committee has engaged Mercer Human Resources Consulting, or “Mercer”, a global human resources consulting firm, to conduct an annual review of its executive compensation program. Mercer provides the Committee with relevant market data and alternatives to consider in its executive compensation decision-making. The Committee reviews information provided by Mercer to determine the appropriate level and mix of short and long-term incentive compensation and cash and equity-based compensation.

The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (i) implementation of the Company’s short and long-term strategies; (ii) financial and operating performance; (iii) management development; (iv) customer service; and (v) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically, only in unusual circumstances.

The Committee also administers our pension plan, 401(k)/ESOP, the directors’ and officers’ stock option plans, as well as the restricted, deferred and performance share stock plans. In addition, if approved by the shareholders, the Committee will also administer the 2008 Omnibus Incentive Plan. Pursuant to the terms of the Company’s 2006 Non-Executive Restricted Stock Plan, the Committee may delegate its authority to grant awards under such plan to a member of the Board and the Committee has granted such authority, within certain defined limits, to Mr. Dietrich.  A charter that reflects these responsibilities and delegative authority, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter appears on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.  The Committee met four times in 2007.

Policy on Recovery of Awards

The Company does not currently have a policy with respect to the recovery of awards when the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Director Compensation

In 2007, the Company’s non-employee directors received fees according to the following schedule:

Annual Retainer:	Cash (Chairman of the Board) - $0
Cash (Director) - $5,000
Restricted Stock (Chairman of the Board) - $50,000
Restricted Stock (Director) - $10,000
Deferred Stock (Chairman of the Board) - 600 Shares
Deferred Stock (Director) - 400 Shares

Board Meetings:	Chairman of the Board - $1,000 per meeting
Director - $900 per meeting

Telephonic Board Meetings:	Chairman of the Board - $1,000 per meeting
Director - $900 per meeting

Committee Meetings:	Committee Member - $600 per meeting
Committee Chairperson - $900 per meeting
Chairman of the Board - $1,000 per meeting for which he is a member

Common Stock Options:	Chairman – 5,000 shares (i) multiplied by the number of board meetings attended during the year and (ii) divided by the number of meetings held during the year
Member – 1,000 shares (i) multiplied by the number of board meetings attended during the year and (ii) divided by the number of meetings held during the year

The restricted stock and the deferred stock awards were issued pursuant to the NBT Bancorp Inc. Non-Employee Directors Restricted and Deferred Stock Plan.  The restricted stock awarded to Directors vests 1/3 annually beginning on the first anniversary of the grant date and the restricted stock awarded to the Chairman of the Board vests 1/2 annually beginning on the first anniversary of the grant date.  The deferred stock vests fully upon the award date but issuance of shares is delayed until the respective director leaves the Board.  Options were issued pursuant to the NBT Bancorp Inc. Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan and each grant vests 40% after one year, 20% annually for the following three years.  In addition to the fees set forth above, committee members receive an additional $900 per meeting for meetings held at the request of management for the purpose of discussing board related matters.

Mr. Forsythe serves as the Company’s Chairman under an agreement that was entered into in 2003, when he was also serving as the Company’s President and CEO. Pursuant to this agreement, commencing January 1, 2006 and continuing as long as Mr. Forsythe is a member of the Board of Directors, he will serve as Chairman of the Company.    In addition to the fees set forth above, pursuant to his agreement, Mr. Forsythe is also entitled to be reimbursed for dues and assessments (including initiation fees) incurred in relation to his country club membership. Mr. Forsythe has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or the Bank. Under the agreement, during the term of his tenure with the Company, Mr. Forsythe may not disclose confidential information about the Company or its subsidiaries to any other person or entity.

The following table provides information about the compensation paid to the Company’s non-employee directors in 2007.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1) (3)	Stock Option Awards ($) (2) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Daryl R. Forsythe	$29,000	$63,453	$24,550		$24,886	$141,889

Richard Chojnowski	$25,900	$22,972	$7,365		$5,117	$61,354

Patricia T. Civil	$27,700	$22,972	$7,365	$8,633	$2,598	$69,269

Dr. Peter B. Gregory	$25,600	$22,972	$7,365		$5,225	$61,162

William C. Gumble (7)	$23,500	$22,972	$7,365		$5,018	$58,855

Paul D. Horger	$25,300	$22,972	$7,365	$22,582	$2,342	$80,561

Michael H. Hutcherson	$18,100	$22,972	$6,751		$1,732	$49,555

Janet H. Ingraham	$25,300	$22,972	$16,082	$1,976	$2,342	$68,672

John C. Mitchell	$20,800	$22,972	$8,838		$2,342	$54,952

Michael M. Murphy	$26,500	$22,972	$7,740		$2,342	$59,554

Joseph G. Nasser	$26,800	$22,972	$7,365		$2,342	$59,479

William L. Owens	$28,000	$22,972	$7,365		$5,492	$63,829

Joseph A. Santangelo	$27,100	$22,972	$7,365		$2,598	$60,036

Robert A. Wadsworth	$18,700	$22,972	$6,751	$1,750	$1,298	$51,471

NOTES:
(1)
The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, disregarding any estimates of forfeitures due to service-based vesting conditions. The calculation of these amounts assumes full vesting and is calculated by multiplying the shares earned times the fair market value on the National Market System of Nasdaq on the respective performance period end date of December 31, 2007.  As of December 31, 2007, each director held the following number of unvested restricted shares: Daryl R. Forsythe 3,384; Richard Chojnowski 1,284; Patricia T. Civil 1,284; Dr. Peter B. Gregory 1,284; William C. Gumble 1,284; Paul D. Horger 1,284; Janet H. Ingraham 1,284; John C. Mitchell 1,284; Michael M. Murphy 1,284; Joseph G. Nasser 1,284; William L. Owens 1,284; Joseph A. Santangelo 1,284; and Robert A. Wadsworth 939.

(2)
The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended     December 31, 2007 in accordance with the SFAS No. 123R.  Assumptions used in the calculation of these amounts are included in footnote #17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007.  As of December 31, 2007, each director held the following number of unvested/vested and unexercised option awards: Daryl R. Forsythe 8,000 unvested and 92,772 vested; Richard Chojnowski 3,552 unvested and 7,578 vested; Patricia T. Civil 3,552 unvested and 4,078 vested; Dr. Peter B. Gregory 3,539 unvested and 7,529 vested; William C. Gumble 3,534 unvested and 7,554 vested; Paul D. Horger 3,552 unvested and 5,578 vested; Janet H. Ingraham 5,452 unvested and 3,636 vested; John C. Mitchell 4,042 unvested and 6,325 vested; Michael M. Murphy 3,652 unvested and 5,478 vested; Joseph G. Nasser 3,432 unvested and 4,736 vested; William L. Owens 3,527 unvested and 4,760 vested; Joseph A. Santangelo 3,552 unvested and 6,328 vested; and Robert A. Wadsworth 2,101 unvested and 484 vested.

(3)	All director restricted stock awards for fiscal year ending December 31, 2007, were issued as of May 1, 2007 and the per share fair market value was $22.39.
(4)
All director stock option awards for fiscal year ending December 31, 2007, with the exception of Ms. Ingraham & Mr. Murphy, were issued as of May 1, 2007 and the per share fair market value was $4.91.  Ms. Ingraham received awards on the following dates: February 26, 2007, May 1, 2007, May 2, 2007, July 27, 2007 and October 30, 2007 with per share fair market values of $6.30, $4.91, $4.85, $3.35 and $5.83, respectively.  Mr. Murphy received awards on the following dates: May 1, 2007 and August 8, 2007 with per share fair market values of $4.91 and $3.75, respectively.

(5)	Figures in the change in pension value and nonqualified deferred compensation earnings represent earnings for fiscal year ending December 31, 2007 on deferred directors’ fees.
(6)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan for all directors totaling $32,091; health and/or dental/vision insurance offered through the Company for seven Directors, the Company’s associated premium costs totaled $17,739; an annual cash payment of $207 to Dr. Peter B. Gregory in lieu of a life insurance premium that was paid from an acquired financial institution; $13,086 for annual premiums paid to provide long-term care insurance for the benefit of Mr. Forsythe and his spouse; and $2,550 for the dollar value of split dollar life insurance premiums paid during the 2007 fiscal year on behalf of Mr. Forsythe.

(7)
During 2007 Mr. Gumble also received two cash payments of $10,000 and $15,000 made pursuant to the L.A. Bank, N.A. Executive and the L.A. Bank, N.A. Director Defined Benefit Plans, respectively.  These payments are not included in the Director Compensation table.

NBT BANCORP BOARD OF DEIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

This section provides a discussion and an analysis of our executive compensation philosophy, guidelines and programs. The discussion and analysis is presented to give our shareholders a clear and comprehensive picture of our executive compensation.  For a full understanding of the information presented, you should read and consider the following narrative discussion, together with the information in the tables below and the narratives and footnotes that accompany the tables, as well as the Compensation and Benefits Committee Report included in this Proxy Statement. In this discussion, we refer to the Company’s Chief Executive Officer, or CEO, its Chief Financial Officer, or CFO, and the other individuals included in the Summary Compensation Table on page 21 as the Company’s “named executive officers”.

Guiding Principles and Policies

The primary objectives of the Company’s executive compensation program are:

●	To attract and retain talented senior executives.

●	To motivate senior executives by rewarding them for outstanding corporate and individual performance.

The following fundamental principles underlie the Company’s executive compensation program:

●	Executive compensation should be closely aligned with both short-term and long-term shareholder interests.

●	Executive compensation should appropriately reflect performance related to the achievement of corporate and individual goals.

●	Executives should be required to build and maintain significant equity investments in the Company.

●	Executive compensation should be determined by a committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.

Setting Executive Compensation

Benchmarking with Peer Companies

Mercer provides, and the Compensation and Benefits Committee analyzes and uses, compensation data from other companies in making compensation decisions. The comparative data is derived from a peer group comprised of community-based banking organizations, primarily in the Northeast, with asset size and markets similar to the Company’s, and against which the Committee believes that the Company competes for executive talent. The peer group, which the Committee periodically reviews, consisted of the following companies for 2007: Chittenden Corp, Northwest Bancorp, Community Bank System, S&T Bancorp, First Commonwealth Financial, Sterling Financial, First Niagara Financial Group, Susquehanna Bancshares, Harleysville National, TrustCo Bank (NY), National Penn Bancshares, and USB Holding.

The Committee generally sets total compensation (base salary, annual incentive and long-term incentive opportunity) for the named executive officers at median market levels within this peer group. In some situations, the Committee may vary from this practice, based upon factors such as market competition, the urgency of the Company’s need to fill a position, and a candidate’s skill, experience, expertise and performance history. In 2007, targeted total direct compensation for the named executive officers approximates the median in the aggregate.

Components of Executive Compensation

During 2007, the Company’s executive compensation program consisted of base salary, short-term cash incentives and long-term equity based incentives together with benefit plans, perquisites and personal benefits, and for certain of the named executive officers, post-termination pay. In 2007, base salary, cash incentive pay and long-term equity based compensation comprised 69%, 78%, 81%, and 85% of the aggregate compensation of Messrs. Dietrich, Chewens, Raven, and Levy, respectively.  The Company believes that this compensation mix accurately reflects the principles and objectives described in this Compensation Discussion and Analysis.

The table below sets forth the components of the Company’s executive compensation program, why we pay each component and identifies the tables that provide detailed information about each component.

Executive Compensation Overview

Compensation Component	Description		Purpose	Detailed Information
Base Salary	Pay for skill and experience.	●	Required for market competitiveness.	Summary Compensation Table
Executive Incentive Compensation Program	Annual rewards for achievement of superior performance with respect to critical annual business goals.	●	Market competitive practice.	Summary Compensation Table Grants of Plan-Based Awards Table
		●	Focuses named executive officers on annual goals that link them to Company performance.
Performance Share Plan	Long-term compensation linked to Company stock price performance.	●	Equity grants provide a competitive long-term incentive to employees in direct alignment with shareholder interests.	Summary Compensation Table Grants of Plan-Based Awards Table Outstanding Equity Awards at Fiscal Year-End Table Option Exercises and Stock Vested Table
		●	The use of performance-accelerated restricted stock not only aligns executives with shareholders, but also serves as an effective retention device.
Stock Options	Long-term compensation linked to Company stock price performance.	●	Link award to stock appreciation, limiting compensation to only the increase in share value.	Summary Compensation Table Grants of Plan-Based Awards Table Outstanding Equity Awards at Fiscal Year-End Table Option Exercises and Stock Vested Table
Retirement Benefits
Named executive officers participate in a defined benefit pension plan, a 401(k)/ESOP tax qualified defined contribution plan, and for some named executive officers, Supplemental Executive Retirement Plan, or SERP, which is a non- tax qualified retirement plan.
		●	Defined benefit pension plan and 401(k)/ESOP are part of the Company’s broad-based employee pay program.	Summary Compensation Table Pension Benefits Table Nonqualified Deferred Compensation Table
		●	Market competitive practice.
Perquisites and Other Personal Benefits	Benefits include automobiles, life and disability insurance, relocation expenses and other perquisites. Eligibility for each perquisite varies.	●	These benefits are designed to encourage continuity in executive leadership and remain market competitive.	Summary Compensation Table
Termination & Severance Pay	Named executive officers have employment agreements providing post-termination compensation. Named executive officers also have Change-in-Control (CIC) agreements.	●	Market competitive practice.	Potential Payments Upon Termination or Change in Control Table
		●	Employment agreements assist in attracting the executives to the positions and retaining them.
		●	CIC arrangements provide continuity of management in the event of an actual or threatened change-in-control of the Company.

Base Salary

The Committee reviews executive base salaries annually. Base salary is intended to recognize the value of the executive’s position and to be market competitive. All current named executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without their consent. In establishing the fiscal 2007 salary for each executive, the Committee considered:

●	the officer's responsibilities, qualifications and experience;

●	the officer’s overall financial and operational achievements, as well as the performance of the business or function for which the individual is responsible;

●	the officer's role in leading or helping implement our short-term and long-term strategies;

●	the market for individuals with the relevant skills, experience and expertise and the competitiveness of the executive compensation program in relationship to relative company peers; and

•	prevailing interest rates and other conditions in the financial markets.

For 2007, the base salaries for the named executive officers, upon recommendation by the CEO and as determined by the Committee, remained at the 2006 year-end level. While the Committee considered each of the factors above, it based its executive salary decision substantially on the interest rate environment that continued in 2007, which was characterized by a yield curve that put sustained pressure on net interest income and earnings. This decision was a component of the budget approved by our Board, which sought to offset the reduction in net interest  margin by controlling non-interest expense, including executive compensation.  The base salary for each of the named executive officers is reflected in column (c) of the Summary Compensation Table on page 21.  Mr. Dietrich’s base salary in 2007 was $450,000, and will be $495,000 in 2008.   Mr. Chewens’ base salary was $325,000 in 2007 and will be $345,000 in 2008.  Mr. Raven's base salary was $305,000 in 2007 and will be $330,000 in 2008. Mr. Levy’s base salary was $198,600 in 2007 and will be $208,600 in 2008.

Variable Compensation

In addition to base salaries in fixed amounts, the Company provides cash and equity based incentive compensation. These forms of compensation vary in amount depending on the factors discussed below and are designed to promote superior performance and achievement of corporate goals, encourage the growth of shareholder value, and allow key employees to participate in the long-term growth and profitability of the Company.

Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan or EICP, directly ties compensation to specific company financial goals, as well as individual performance objectives. The awards under the plan are determined through a combination of achievement of individual performance goals and the attainment of certain levels of Earnings Per Share (EPS) goals with respective weighting determined by each executive’s position. At the beginning of each year, the Committee decides whether an EICP should be established, and if it is, approves the group of employees eligible to participate for that year and the EPS goal levels that will determine year end payout.

At the beginning of 2007, the Committee established an EICP and determined a baseline earnings threshold, a maximum earnings threshold and interim earnings levels between baseline and maximum. If the baseline threshold was not achieved, awards would not be made under the Plan (irrespective of the named executive officer’s individual performance). If the Company’s actual earnings were equal to or greater than the baseline threshold, the named executive officers would be eligible for awards to be determined in accordance with the respective level of earnings.

In addition to corporate earnings goal the Committee may establish individual performance objectives as a component of the overall payout for each of the named executive officers. The CEO generally provides input for these performance objectives for the named executive officers other than himself. Each named executive officer may have several individual performance objectives that are tied to both the executive’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives more critical to the business are given more significant weight than other objectives. Each individual performance objective is evaluated at year end in terms of accomplishment and the total result of all objectives plus the respective achieved corporate earnings percentage are combined and multiplied times base salary to derive the total payout.

The following table depicts the corporate component and total individual performance objectives component weightings for the named executive officers for fiscal year 2007.

Executive Level	Named Executive Officer	Corporate Component	Individual Component	Total
Level A	Mr. Dietrich	100%	0%	100%
Level B-1	Mr. Chewens	66%	34%	100%
Level B-2	Mr. Raven	50%	50%	100%
Level C	Mr. Levy	50%	50%	100%

The following table depicts the range of potential payouts to the named executive officers under the EICP as a percentage of base salary, based upon achievement of individual performance objectives and attainment of corporate earnings goals identified in the table above. These percentages are determined based on the market competitiveness and comparison of the individual named executive officers’ roles and responsibilities. In 2007 consideration was also given to the Company’s flat earnings projection, and potential payouts were significantly reduced over previous years of projected growth.

EICP Payout Level	Exec. Level A Potential Payouts	Exec. Level B-1&B-2 Potential Payouts (% Achieved = 100%)	Exec. Level C Potential Payouts (% Achieved = 100%)
Level 1	25%	23.5%	15.5%
Level 2	50%	47%	31%
Level 3	60%	56%	38%
Level 4	70%	66%	44%
Level 5	80%	75%	50%

If the Company’s actual earnings are equal to or greater than a predetermined threshold, the named executive officers are eligible for awards to be determined in accordance with the following formula: [Assigned Percentage Achieved (based upon corporate component and, if applicable, achievement of individual performance objectives)] x [base salary]. The awards determined in accordance with the formula are increased by a factor of up to 3 times based upon attainment of actual earnings between the threshold and maximum set by the Committee. For example, if the Company achieved an EPS Level 3 and the named executive officer was at an Executive Level B-1, the maximum payout would be 56% of base salary.

Irrespective of individual performance, no awards for fiscal 2007 were made to the named executive officers under the EICP in January 2008 because the Company did not achieve the established baseline earnings in 2007 as provided by the EICP.

Performance Share Plan

The Performance Share Plan is a long-term, equity-based incentive plan that links executive compensation to the Company’s profitability and increased share value. The Committee establishes guidelines for awards under this restricted stock plan, which must be based on the attainment by the participant of specific performance goals established at a time when the outcome of the performance goals is substantially uncertain.  In setting the guidelines, the Committee considers a number of factors, including an individual’s organizational position, historical performance, prior awards, current performance and potential future contribution to the Company.  The Committee determines the performance period over which the achievement of applicable performance goals will be measured, the executives who will participate during the period, the amount of performance shares that may be awarded, and the vesting period for each grant.  The guidelines established by the Committee applicable to the named executive officers in 2007 were based on increased diluted earning per share (EPS) over the one year period ending December 31, 2007.  The EPS measure was chosen because it best reflects the value NBT provides to the shareholders.  The Committee believes that these objectives are challenging and require significant individual achievement to be met.

Stock Option Plan

The Company’s 1993 Stock Option Plan, administered by the Compensation and Benefits Committee, provides for awards of non-tax qualified options to key management employees, including the named executive officers.  The Committee believes stock options are inherently performance-based, and therefore support the objective of providing performance-based compensation while providing an opportunity for the Company’s named executive officers to acquire or increase a proprietary interest in the Company.   The Committee does not consider the number of options outstanding and held by the named executive officers in determining current year option awards. Options are awarded with an exercise price equal to the fair market value on the Nasdaq Stock Market on the date of the grant.  Options granted by the Committee under the Stock Option Plan vest at a rate of 40% after one year, and in equal increments over the next three years. Options are forfeited if the holder does not exercise them within ten years of the grant date. The Committee’s established practice is to grant options annually at the Committee’s regularly scheduled January meeting.

Omnibus Plan

The Board of Directors approved the 2008 Omnibus Incentive Plan on January 28, 2008, subject to approval from our shareholders at the Annual Meeting.  If approved, the Omnibus Incentive Plan will be used to grant equity and performance-based awards to applicable employees, including our named executive officers, similar to those previously granted under the Stock Option Plan and Performance Share Plan, and will also replace the Company’s Non-Employee Directors Restricted and Deferred Stock Plan, Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan and 2006 Non-Executive Restricted Stock Plan.  All outstanding awards under the existing plans will remain outstanding; however, no further awards will be granted pursuant to such plans if the Omnibus Incentive Plan is approved by shareholders at the Annual Meeting. The proposed Omnibus Incentive Plan, if approved, would not have a substantive effect on the elements of compensation that comprise each named executive officer’s total compensation package. Under the Omnibus Incentive Plan, the Company will continue to provide each named executive officer with annual and long-term incentives in the form of cash and share-based awards with terms similar to those discussed in this Compensation Discussion and Analysis. For more information regarding the Omnibus Incentive Plan, including awards to the named executive officers which the Committee has recommended for consideration by the full Board of Directors if the Omnibus Incentive Plan is approved by shareholders, see “Proposal 4 — Approval of the NBT Bancorp Inc. 2008 Omnibus Incentive Plan.”

Equity-Based Incentive Compensation

As shown in the table below, Messrs. Dietrich, Chewens, Raven and Levy received the following awards under the Stock Option Plan and the Performance Share Plan. In granting these awards, the Committee considered peer group and market data, as well as individual performance contributing to the Company’s success. No Performance Share Awards were made to the named executive officers under the Performance Share Plan in January 2008 as a result of the Company not attaining the specified performance goals set by the Committee.

Named Executive Officer	Option Awards	Performance Share Awards
Dietrich	28,000	0
Chewens	20,000	0
Raven	19,000	0
Levy	9,000	0

Retirement Plans

Defined Benefit Pension Plan

Our named executive officers participate in the NBT Bancorp Inc. Defined Benefit Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan.  The plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the plan. The plan provides for 100% vesting after three years of qualified service. The plan has a cash balance feature, in which all of the named executive officers participate. The footnotes to the Pension Benefits Table on page 25, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality and other terms and assumptions used for the calculation of plan benefits.

Supplemental Retirement Benefits

Messrs. Dietrich, Chewens and Raven each participate in a supplementary executive retirement plan, or SERP, which provide the executive with supplemental retirement benefits. The SERPs are embodied in agreements between the Company and the executives, and are principally designed to restore benefits that would have been paid to the executive officer if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. The narrative that follows the Non Qualified Deferred Compensation Table on page 26 contains a detailed description of the SERPs.

401(k) & Employee Stock Ownership Plan (ESOP)

The 401(k) & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service, as defined by the plan. Plan participants may contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches 100% of the first 3% of pay contributed to the plan. Additionally, the Company can make discretionary contributions to the plan based on its financial performance. A discretionary contribution may also be made in the form an employer non-elective amount to the ESOP based on the performance of the Company up to 3% of base pay.  In 2007, the discretionary contribution for the 401(k) and the ESOP were both at 0.5% of base pay.  All Company contributions to this retirement plan are made in the form of Company stock, and vest at the rate of 20% per year with full vesting following five years of benefit service. The named executive officers participate in this plan. Column (h) in the Summary Compensation Table on page 21 includes the dollar value of the stock contributed by the Company under the 401(k) & ESOP plan to each of the named executive officers.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  During 2007, these benefits included the use of Company owned cars, policies of disability, life, and club memberships. Each of the named executive officers have term life insurance policies equal to two times their base salary, up to a maximum of $500,000, with a benefit payable by the insurance company to a beneficiary selected by the named executive officer upon his death.  The Company pays the premiums on each policy.  Each of the named executive officers (except for Mr. Levy) also has the use of a company-owned automobile.  Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The dollar amount of these benefits is reflected in column (h) in the Summary Compensation Table on page 21.  The aggregate amounts of perquisites and other personal benefits paid to each of the named executive were determined to be less than the established reporting thresholds for detailed disclosure.

Stock Ownership Guidelines

To directly align their interests with shareholders’ interests, in 2005, the Committee established stock ownership guidelines for the Board of Directors and the Executive Management Team including our named executive officers. The Committee considered individual financial means in setting each executive’s required minimum number of shares.  The executives must comply with the guidelines within five years. Failure to meet the guidelines could, at the Committee’s discretion, affect future stock option awards.  As of December 31, 2007, all named executive officers were in compliance with established guidelines.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006 the Company began accounting for stock-based payments, including those made in its Stock Option Plan and Performance Share Plan, in accordance with the requirements of the Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123R”).

Tax Matters

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's CEO and each of the next four most highly compensated executive officers for the taxable year unless the compensation is qualifying performance based compensation that meets certain specified criteria under section 162(m) of the Internal Revenue Code.  These specified criteria include, among other requirements, shareholder approval of the applicable plan or arrangement, shareholder approval of performance criteria, and the setting of limits on awards and compensation. While the Committee recognizes the importance of tax deductibility, it believes that it is critical to balance tax deductibility with ensuring that the Company's programs are designed appropriately to recognize and reward executive performance. Thus, the Committee reviews tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company's compensation program and considers what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

Section 409A of the Internal Revenue Code was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation plans and arrangements. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans of arrangements, certain stock based awards, and severance arrangements.  Under Section 409A, any severance payments made to a named executive officer on termination from employment pursuant to an employment or change in control agreement that do not comply with Section 409A, any deferrals under a nonqualified deferred compensation plan, that does not comply with Section 409A, or any stock option award granted with an exercise price of less than fair market value on the date of grant will be subject to a 20% excise tax payable by the named executive.  The Company believes it is operating in good faith compliance with the statutory provisions in effect.  The Nonqualified Deferred Compensation Table on page 26 provides detailed information about the Company’s nonqualified deferred compensation arrangements.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2007. The compensation received by the named executive officers was a combination of cash and equity compensation and long-term and short-term compensation. The Compensation and Benefits Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each officer’s responsibilities and performance. Collectively, 2007 compensation for the named executive officers consisted of 54% cash payments and 24% equity awards, and 56% and 44% in short-term and long-term compensation respectively. Mr. Dietrich’s compensation was comprised of 42% cash payments and 27% equity awards, and 43% and 57% in short-term and long-term compensation respectively.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation Earnings ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (9)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Martin A. Dietrich	2007	$450,000	$0.00	$271,370 (3)	$0.00	$306,144 (6)	$35,188	$1,062,702
President & Chief Executive	2006	$450,000	$142,560	$155,193	$247,500	$239,963 (6)	$27,241	$1,262,457
Officer of NBT and NBT Bank

Michael J. Chewens	2007	$325,000	$0.00	$140,042	$0.00	$117,598 (7)	$25,530	$608,170
Senior Executive Vice President,	2006	$325,000	$99,792	$113,808	$167,375	$98,897(7)	$20,431	$825,303
Chief Financial Officer and
Secretary of NBT and NBT Bank

David E. Raven	2007	$305,000	$0.00	$133,040	$0.00	$84,179 (8)	$28,377	$550,596
President of Retail Banking of	2006	$290,000	$99,792	$103,462	$157,075	$90,619 (8)	$24,792	$765,740
NBT Bank, President and Chief
Executive Officer Pennstar
Bank Division

Jeffrey M. Levy	2007	$198,600	$0.00	$63,019	$0.00	$9,645	$39,702	$310,966
President of Commercial	2006	$176,816	$14,256	$25,866	$65,101	$2,828	$24,821	$309,688
Banking and Capital Region
President of NBT Bank

NOTES:
(1)
The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, disregarding any estimates of forfeitures due to service-based vesting conditions. The calculation of these amounts assumes full vesting and is calculated by multiplying the shares earned times the fair market value on the National Market System of Nasdaq on the respective performance period end date of December 31, 2007.

(2)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended     December 31, 2007 in accordance with the SFAS No. 123R.  Assumptions used in the calculation of these amounts are included in footnote #17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007.

(3)
This amount includes $75,311 relating to a reload option granted upon cash exercise of an initial option grant that was awarded to Mr. Dietrich on January 27, 1998 and $196,059 relates to an initial option grant that was awarded to Mr. Dietrich on January 1, 2007.  Both awards were issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan.

(4)	The amounts in column (f) reflect cash awards to the named executives under the EICP in 2006.

(5)
The amounts in column (g) reflect solely the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(6)
In column (g), for Mr. Dietrich, the increase in 2007 consists of an increase of $451,786 in the value of Mr. Dietrich’s benefit from the Pension Plan pursuant to an amendment effective December 31, 2007, reduced by a decrease of $145,642 in the value of his benefit from his Supplemental Retirement Agreement, which provides for such reduction to the extent of any Pension Plan benefit increases. The increase in 2006 consists of an increase of $38,252 in the value of Mr. Dietrich’s benefit from the Pension Plan and an increase of $201,711in the value of his benefit from his Supplemental Retirement Agreement.

(7)
In column (g), for Mr. Chewens, the increase in 2007 consists of an increase of  $233,215 in  the value of  Mr. Chewens’ benefit from  the Pension Plan pursuant to an amendment effective December 31, 2007, reduced by a decrease of  $115,617 in the value of his benefit from his Supplemental Retirement Agreement, which provides for such reduction to the extent  of any Pension Plan benefit increases. The increase in 2006 consists of an increase of $34,743 in the value of Mr. Chewens’ benefit from the Pension Plan and an increase of $64,154 in the value of  his benefit from his Supplemental Retirement Agreement.

(8)
In column (g), for Mr. Raven, the increase in 2007 consists of an increase of  $186,322 in  the value of  Mr.  Raven’s benefit from  the Pension Plan pursuant to an amendment effective December 31, 2007, reduced by a decrease of  $102,143 in the value of his benefit from his Supplemental Retirement Agreement, which provides for such reduction to the extent  of any Pension Plan benefit increases. The increase in 2006 consists of an increase of $34,678 in the value of Mr. Raven’s benefit from the Pension Plan and  an  increase of $55,941 in the value of his benefit from his Supplemental Retirement Agreement.

(9)	The amount shown in column (h) reflects the following items as applicable for each named executive officer:

Compensation	Year	Dietrich	Chewens	Raven	Levy
Value of Matching and discretionary contributions to the 401(K) & ESOP (See page 19 under the heading “Retirement Plans”)	2007	$9,000	$9,000	$9,000	$9,000
	2006	$8,800	$8,800	$8,800	$8,672
Value of life and disability insurance premiums paid by the Company (See page19 under the heading "Perquisites and Other Personal Benefits")	2007	$4,614	$4,181	$2,098	$5,360
	2006	$4,614	$3,784	$1,718	$5,348
Value of dividends or other earnings paid on stock or option awards not included within the FAS 123R pursuant to the Performance Share Plan and Stock Option Plan (See page 18 under the headings of “Performance Share Plan” and “Stock Option Plan”)	2007	$12,640	$8,848	$8,848	$1,304
	2006	$7,980	$5,586	$5,586	$836
Value of Perquisites and Other Personal Benefits	2007	$0	$0	$0	$24,038(a)
	2006	$0	$0	$0	$0

(a)	The amount shown for Mr. Levy for Perquisites and Other Personal Benefits consists of an auto allowance of $7,800, club memberships of $11,461, and a sales award of $4,777.

Grants of Plan-Based Awards

The following table provides information about payments to the named executive officers under the Company’s cash and equity incentive plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Market Value ($)
		Threshold ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Martin A. Dietrich	1/1/2007	$112,500	$112,500	$360,000	5,000	5,000	8,000			$129,600
	1/1/2007							28,000	$25.762	$196,059
	12/27/2007							12,641(5)	$24.5692	$75,311

Michael J. Chewens	1/1/2007	$76,375	$76,375	$243,750	3,500	3,500	5,600			$90,720
	1/1/2007							20,000	$25.762	$140,042

David E. Raven	1/1/2007	$71,675	$71,675	$228,750	3,500	3,500	5,600			$90,720
	1/1/2007							19,000	$25.762	$133,040

Jeffrey M. Levy	1/1/2007	$30,783	$30,783	$99,300	1,500	1,500	2,400			$38,880
	1/1/2007							9,000	$25.762	$63,019

NOTES:
(1)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the 2007 Executive Incentive Compensation Plan, a detailed description of which appears on page 16.

(2)
Estimated Future Payouts Under Equity Incentive Plan Awards represent performance based awards issued in accordance with the NBT Bancorp Inc. Performance Share Plan, a description of which can be found in the Compensation Discussion and Analysis narrative.

(3)	2007 Stock Option awards were issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan, a description of which can be found in the Compensation Discussion and Analysis narrative.
(4)	The exercise price of stock option awards was fair market value on the date of grant, as calculated by the Plan Administrator as provided in the NBT Bancorp Inc. 1993 Stock Option Plan.
(5)
Option award relates to a reload option granted upon the cash exercise of an initial option grant that was awarded to Mr. Dietrich on January 27, 1998 and was issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards under the Company’s Stock Option Plan and Performance Share Plan.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Martin A. Dietrich	0	12,641	$24.5692 (3)	12/27/2017
	0	28,000	$25.7620 (2)	1/1/2017
	12,000	18,000	$22.3520 (2)	1/1/2016
	6,470	0	$24.4458 (3)	8/1/2015
	13,455	8,968	$23.2708 (2)	1/20/2015
	3,840	0	$22.2050 (3)	2/11/2014
	17,049	4,262	$22.1715 (2)	1/1/2014
	24,000	0	$17.5380 (2)	1/1/2013
	36,200	0	$14.3492 (2)	1/28/2012
	4,346	0	$16.2270 (3)	8/3/2011
	15,540	0	$20.5952 (2)	1/26/2009
					16,000	$365,120

Michael J. Chewens	0	20,000	$25.7620 (2)	1/1/2017
	8,800	13,200	$22.3520 (2)	1/1/2016
	10,505	7,002	$23.2708 (2)	1/20/2015
	13,612	3,403	$22.1715 (2)	1/1/2014
					11,200	$255,584

David E. Raven	0	19,000	$25.7620 (2)	1/1/2017
	8,000	12,000	$22.3520 (2)	1/1/2016
	1,543	0	$23.1133 (3)	1/26/2015
	9,774	6,515	$23.2708 (2)	1/20/2015
	12,665	3,166	$22.1715 (2)	1/1/2014
	18,450	0	$17.5380 (2)	1/1/2013
	17,400	0	$16.0625 (2)	1/22/2011
	2,315	0	$19.4886 (3)	7/7/2009
	5,145	0	$20.5952 (2)	1/26/2009
					11,200	$255,584

Jeffrey M. Levy	0	9,000	$25.7620 (2)	1/1/2017
	2,000	3,000	$22.3520 (2)	1/1/2016
	12,000	8,000	$23.2930 (2)	10/1/2015
					1,650	$37,653

NOTES:
(1)	The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $22.82 on December 31, 2007.
(2)	Option was issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan and each grant vests 40% after one year, 20% annually for the following three years.
(3)	Reload option granted upon cash exercise of initial option grant, issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan. Each reload grant vests 100% two years after the date of its grant.

Option Exercises and Stock Vested

The following table provides information about options exercised under the Stock Option Plan and shares vested under the Performance Share Plan.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	12,641	$80,978	0	$0

Michael J. Chewens	25,855	$193,270	0	$0

David E. Raven	0	$0	0	$0

Jeffrey M. Levy	0	$0	0	$0

 NOTES:
(1)	The "Value Realized on Exercise" is equal to the difference between the option exercise price and the fair market value on the National Market System of Nasdaq on the date of exercise.

(2)	The "Value Realized on Vesting" is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits Table

The following table includes information about the named executive officers’ benefits under the Company’s defined benefit pension plan and the individual SERP’s.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	NBT Bancorp Inc. Defined Benefit Plan	22.2500	$1,089,980	$0
	Dietrich SERP	7.0000	$ 458,224	$0

Michael J. Chewens	NBT Bancorp Inc. Defined Benefit Plan	12.0000	$639,237	$0
	Chewens SERP	7.0000	$ 0	$0

David E. Raven	NBT Bancorp Inc. Defined Benefit Plan	10.0000	$330,609	$0
	Raven SERP	4.0000	$ 0	$0

Jeffrey M. Levy	NBT Bancorp Inc. Defined Benefit Plan	2.0000	$ 12,473	$0

NOTES:
(1)	The above amounts were computed using the following significant assumptions:
    Mortality – The RP-2000 Mortality Table for males and females
    Discount Rate – 6.30%
    Salary Increases – 3.00% for Defined Benefit Plan Benefits, 3.75% for SERP benefits
    Interest Rate Credit for determining projected cash balance account – 4.75%
    Interest rate to annuitize cash balance account – 6.00%
    Mortality to annuitize cash balance account - This table is currently a 50/50 blend of the sex distinct combined annuitant/non-annuitant mortality tables prescribed by the Internal Revenue Service for determine the “Funding Target Liability” for 2008.
    Assumed Retirement Age – Retirement rates for ages 55-66 for Defined Benefit Plan Benefits, age 60 for Dietrich SERP, age 62 for Chewens SERP and Raven SERP
    Credited service under the Defined Benefit Plan is based on date of participation, not date of hire; the first year of service is excluded. Credited service under the SERP is earned from the effective date of the agreement.

Our executives participate in the NBT Bancorp Inc. Defined Benefit Pension Plan (the “Pension Plan”).  This plan is a noncontributory, tax-qualified defined benefit pension plan.  Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours.  The plan provides for 100% vesting after five years of qualified service.  Benefits payable as an annuity at age 65 are reduced 3% per year for early retirement. Early retirement eligibility is age 55 with 3 years of service. None of the named executives are eligible for early retirement as of December 31, 2007. All but Levy are 100% vested as of December 31, 2007. All are vested as of January 1, 2008. Prior to the amendment and restatement of the plan effective January 1, 2000, the plan had received a determination from the Internal Revenue Service that the plan was qualified under Section 401(a) of the Internal Revenue Code.  The plan, as amended and restated effective January 1, 2000, received favorable determination effective October 11, 2007.  The plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000.  Prior to that date, the plan was a traditional defined benefit pension plan.  Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design.  All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design.  Each of our named executive officers chose to participate in the cash balance plan design.

Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account.  Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan.  However, participants may elect, with the consent of their spouses if they are married, to have the benefits distributed as a lump sum rather than an annuity.

Benefits under the plan for 2007 are computed using a cash balance methodology for people who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 5% to 38.5% (depending on age and other factors) on the first $225,000 of annual eligible compensation.  Eligible compensation under the plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from the exercise of stock options, severance pay or our cost for any public or private benefit plan, including the Pension Plan.  In addition to the pay-based service credits, monthly interest credits are made to the participant's account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year.  For 2007, the pay-based credits for Messrs. Dietrich, Chewens, Raven, and Levy were 22%, 19%, 19%, and 5%, respectively.  NBT’s contributions to the Pension Plan in 2007 for Messrs. Dietrich, Chewens, Raven and Levy were $49,500, $42,750, $42,750, and $11,250, respectively.

Nonqualified Deferred Compensation

The following table includes information about the activity in, and balances of, the named executive officers’ SERP’s.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Martin A. Dietrich	$0	($145,225)[1]	($417)	$0	$458,224

Michael J. Chewens	$0	($117,750) [1]	$2,133	$0	$0

David E. Raven	$0	($104,055) [1]	$1,913	$0	$0

Jeffrey M. Levy	$0	$0	$0	$0	$0

[1]
The reduction in Registrant Contributions reflects an amendment in the Pension Plan, effective December 31, 2007, which increased the benefits in that Plan for Messrs. Dietrich, Chewens and Raven.  Since the Pension Plan benefit is used as an offset to the benefit in the Supplemental Retirement Agreement for Messrs. Dietrich, Chewens, and Raven, the amendment caused a decrease in the Supplemental Retirement Agreement Benefit.

Section 415 of the Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the plan.  Because of these limitations and in order to provide certain executives with adequate retirement income, we have entered into supplemental retirement agreements which provide retirement benefits to the named executives in the manner discussed below.  It should be noted that where applicable, the amounts payable under the Supplemental Retirement Agreements, as discussed in the following section, are offset by payments made under the Pension Plan, the annuitized employer portion of our 401(k)/ESOP and Social Security.

NBT has entered into agreements with Messrs. Dietrich, Chewens and Raven to provide the executive with supplemental retirement benefits, of which Mr. Dietrich’s was revised most recently on January 20, 2006 (the “SERP”).  The SERP provides each executive with an annual supplemental benefit at normal retirement, including (a) the annual benefit payable to the executive under our pension plan, (b) the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive’s elective deferrals) to our 401(k)/ESOP and the earnings on those amounts if these contributions and earnings were converted to a benefit payable under the agreement using the actuarial assumptions provided under the agreement, (c) his social security benefit and (d) the SERP, which will be equal to the greater of (1) a percentage (60% for Mr. Dietrich and 50% for Messrs. Chewens and Raven) of the executive's final average compensation (i.e., average annual base salary, commissions, bonuses and elective deferrals without regard to any Internal Revenue Code limitations on compensation applicable to tax qualified plans) or (2) the sum of the annual amount of the executive’s benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive’s elective deferrals) to our 401(k)/ESOP and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in our pension plan, with the exception of a different salary scale assumption.

Reduced amounts will be payable under the SERP in the event the executive takes early retirement.  If the executive dies leaving a surviving spouse, his spouse will be entitled to an annual benefit for life equal to the annual survivor annuity benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the surviving spouse benefit actually payable under such plan, plus a lump sum amount equal to contributions by us and NBT Bank (other than the executive's elective deferrals) to our 401(k)/ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to our 401(k)/ESOP, plus the earnings on such net amount.  If the executive dies after attaining a certain age (age 58 for Mr. Dietrich and age 60 for Messrs. Chewens and Raven) and after he has retired, but before payment of benefits has commenced, the surviving spouse will receive an annual benefit equal to the excess, if any, of (1) the monthly amount the surviving spouse is entitled to under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, over (2) the monthly amount actually payable to the surviving spouse under our pension plan plus the monthly amount that is the actuarial equivalent of any supplemental retirement benefit payable to the surviving spouse.  Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after the executive attains a certain age (age 60 for Mr. Dietrich and age 62 for Messrs. Chewens and Raven).  Assuming Mr. Dietrich is currently 60 years old and retiring, Messrs. Chewens and Raven are currently 62 years old and retiring, satisfaction of applicable SERP conditions, and that each executive’s 2007 compensation were his final average compensation as defined by the SERP, the estimated aggregate annual retirement benefit under the SERP, our cash balance pension plan, the annuitized employer portion of our 401(k)/ESOP and social security to be paid to Messrs. Dietrich, Chewens and Raven would be $418,500, $435,165 and $393,748, respectively.  The social security portion of these amounts is assumed to commence at the Normal Social Security Retirement Age for each executive.  The SERP for Messrs. Dietrich, Chewens and Raven will at all times be unfunded except that, in the event of a change in control, NBT will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

The following table and related footnotes describe and quantify the amount of post termination payments that would be payable to each of the named executive officers of the Company in the event of termination of such executive’s employment as of December 31, 2007, under various employment related scenarios pursuant to the Employment Agreements and Change in Control Agreements entered into with each of the named executive officers.  Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.  Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Retirement ($)	Death[1] ($)	Disability ($)	By NBT w/o Cause ($)	By NBT with Cause ($)	By Exec. w/o Good Reason ($)	By Exec. with Good Reason ($)	Change in Control[2] ($)
Martin A. Dietrich	Accrued Unpaid Salary & Vacation	26,654[3]	26,654	26,654	26,654	26,654	26,654	26,654	26,654
	Severance[4]	-	-	-	1,350,000[5]	-	-	1,350,000	2,282,374[6]
	SERP[7]	-	-	-	-	-	-	-	1,494,181[8]
	Stock Options[9]	-	11,188	11,188	-	-	-	-	11,188
	Restricted Stock[10]	-	365,120	365,120	365,120	-	-	365,120	365,120
	Health & Welfare	-	-	344,640[16]	-	-	-	-	55,307[11]
	Sub-Total	26,654	402,962	747,602	1,741,774	26,654	26,654	1,741,774	4,234,824
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	1,950,425[12]
	Total	26,654	402,962	747,602	1,741,774	26,654	26,654	1,741,774	6,185,249

Michael J. Chewens	Accrued Unpaid Salary & Vacation	16,875[13]	16,875	16,875	16,875	16,875	16,875	16,875	16,875
	Severance[4]	-	-	-	650,000[14]	-	-	650,000	2,076,742[15]
	SERP[7]	-	-	-	-	-	-	-	335,105[8]
	Stock Options[9]	-	8,384	8,384	-	-	-	-	8,384
	Restricted Stock[10]	-	255,584	255,584	255,584	-	-	255,584	255,584
	Health & Welfare	-	-	523,526[16]	-	-	-	-	53,966[11]
	Sub-Total	16,875	280,843	804,369	922,459	16,875	16,875	922,459	2,746,656
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	1,200,501[17]
	Total	16,875	280,843	804,369	922,459	16,875	16,875	922,459	3,947,157

David E. Raven	Accrued Unpaid Salary & Vacation	18,769[18]	18,769	18,769	18,769	18,769	18,769	18,769	18,769
	Severance[4]	-	-	-	610,000[19]	-	-	610,000	1,725,168[20]
	SERP[7]	-	-	-	-	-	-	-	291,360[8]
	Stock Options[9]	-	7,669	7,669	-	-	-	-	7,669
	Restricted Stock[10]	-	255,584	255,584	255,584	-	-	255,584	255,584
	Health & Welfare	-	-	439,733[16]	-	-	-	-	48,158[11]
	Sub-Total	18,769	282,022	721,755	884,353	18,769	18,769	884,353	2,346,708
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	1,032,359[21]
	Total	18,769	282,022	721,755	884,353	18,769	18,769	884,353	3,379,067

Jeffrey M. Levy	Accrued Unpaid Salary & Vacation	12,221[22]	12,221	12,221	12,221	8,402[23]	12,221	12,221	12,221
	Severance[4]	-	-	-	198,600	-	-	198,600	261,170[24]
	SERP	-	-	-		-	-	-	-
	Stock Options[9]	-	1,404	1,404	-	-	-	-	1,404
	Restricted Stock[10]	-	37,653	37,653	37,653	-	-	37,653	37,653
	Health & Welfare	-	-	-	-	-	-	-	57,253[11]
	Subtotal	12,221	51,278	51,278	248,474	8,402	12,221	248,474	369,701
	Tax Gross-up, if applicable	-	-	-	-	-	-	-	n/a
	Total	12,221	51,278	51,278	248,474	8,402	12,221	248,474	369,701

NOTES:
1.  The Company pays the premiums on up to $500,000 face amount life insurance policies insuring the life of the named executives (with beneficiaries designated by the named executives). The values shown in the table do not reflect the death benefit payable to the named executive's beneficiaries by the Company's insurer.  The premiums associated with the life insurance policies for the year 2006 and paid by the Company on behalf of the named executive officers is included in the Summary Compensation Table under the column "All Other Compensation", and detailed in footnote 8 to that table.

2. Change in Control benefit will only be payable in the following scenarios: (1) executive is terminated w/o Cause within 24 months following a Change in Control; (2) executive terminates employment for Good Reason within 24 months following a change in control; and (3) executive terminates employment w/o Good Reason within 12 months following a change in control.

3. Mr. Dietrich’s accrued unpaid salary as of 12/31/2007 was $20,942, plus accrued unused vacation of $5,712.

4. Severance, under a Change in Control situation is computed for the Executive at the following formula: 2.99 multiplied by the greater of: (A) executive’s base salary for termination year, plus maximum targeted bonus for termination year or largest bonus paid over last 3 years, plus other taxable income/benefits including non-qualified stock option exercises or (B) the average total taxable compensation paid and reported for 3 years prior to the change in control.  No mitigation is required and gross-up will be paid to cover any excise taxes imposed on the executive pursuant to Code Section 4999.

5. As of 12/31/2007, Mr. Dietrich is entitled to 3 years of salary continuation, at $450,000 per year.

6. Mr. Dietrich is entitled to a higher severance benefit under severance formula option (B) (as referenced in footnote #4 above), which is $2,282,374 (compared with $2,002,301 under option (A)); based on 2005-2007 averages of $416,667 for salary, $190,000 for bonus, $137,306 for the income on unexercised stock options, $6,546 for auto, $8,203 for dividends, and $4,614 for life insurance coverage.

7. The SERP is divided into 3 parts: (1) a Retirement Income component which provides a benefit equal to the benefit that would have been provided to the participant under the Defined Benefit Plan disregarding provisions required to comply with Internal Revenue Code Sections 401(a)(17) and 415 less the benefit provided by the Defined Benefit Plan; (2) a Deferral Account component which provides a benefit equal to the discretionary and matching contributions provided for under the Basic 401(k)/ESOP, disregarding provisions required to comply with Internal Revenue Code Sections 401(a)(17), 401(k)(3), 401(m), and 415, adjusted for income, gains and losses based on deemed investments less the actual benefit under the 401(k)/ESOP Plan and (3) a supplemental benefit payable as an annuity at the executive’s normal retirement age equal to a percentage of the average of the highest five consecutive years of earnings, less the benefit provided under the Defined Benefit Plan, less the benefit provided under the Basic 401(k)/ESOP (as an annuity), less the Retirement Income Component (as an annuity), less the Deferral Account (as an annuity).  This benefit is further reduced at Social Security Normal Retirement Age by the executive’s Social Security Benefit.

8. Under their Change-in-Control Agreements, Messrs Dietrich, Chewens and Raven are entitled to receive 3 additional years of benefit accrual under the terms of their SERP agreement (or a shorter period, if dictated by the terms of their SERP agreement, or by law), based on compensation equal to their annualized severance compensation, following a change-in-control of the Company.  In addition, pursuant to their Change-in-Control Agreements, the supplemental benefit feature under their SERP, which would normally not become vested until at least age 58 (Dietrich) or 60 (Chewens/Raven) will become immediately and fully vested following a change-in-control of the Company.  This supplemental benefit is assumed to be paid as an annuity beginning at age 60 (Dietrich) or 62 (Chewens/Raven).

9. Nonqualified Stock Options issued under the 1993 Stock Option Plan.

10. Shares of NBT Common Stock awarded under the Performance Share Plan.

11. Under their Change-in-Control Agreements Messrs Dietrich, Chewens, Raven, and Levy are entitled to continuation of all non-cash employee benefit plans, programs or arrangements, for 3 years following their termination following a change-in-control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law.  The figure in this row represents the present value of continued medical insurance coverage for 36 months, all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy -- using assumptions mandated by GAAP; 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies and a disability income policy for Mr. Chewens).

12.  Under his Change-in-Control Agreement, Mr. Dietrich is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment.  This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($1,494,181, which is equal to $1,494,181 - $0 as shown in the table), the present value of the additional Health & Welfare benefits ($55,307), the value of the accelerated Stock Options ($11,188), the value of the accelerated Restricted Stock ($365,120), and the severance compensation ($2,282,374).  This total of $4,208,170 is then reduced by the base amount of $629,140 (the average of actual compensation paid to Mr. Dietrich during the 2002 – 2006 fiscal years).  The resulting amount of $3,579,030 is then grossed-up by $1,950,425 to reimburse Mr. Dietrich for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

13. Mr. Chewens’ accrued unpaid salary as of 12/31/2007 was $13,750, plus accrued unused vacation of $3,125.

14. As of 12/31/2007, Mr. Chewens is entitled to 2 years of salary continuation, at $325,000.

15. Mr. Chewens is entitled to a higher benefit using severance formula option (B) (as referenced in footnote #4 above), which is $2,076,742 (compared with $1,827,413 under option A); based on 2005-2007 averages of: $307,200 for salary, $131,949 for bonus, $243,068 for the income on unexercised stock options, $2,677 for auto, $2,128 for universal life, $5,743 for dividends on restricted stock and options and $1,798 for supplemental disability coverage.

16. Represents the actuarial net present value as of December 31, 2007, of the payments Messrs. Dietrich, Chewens, and Raven are entitled to under their Executive LTD plans as well as Mr. Chewens’ benefits under his supplemental disability policy.  In addition to utilizing the RP2000 Mortality Table for Disabled Males, the following assumptions were used to calculate the present value: (i) payments would be made until age 65; (ii) discount rate of 6.30%; and (iii) annual cost of living adjustment of 0% (3% for Mr. Chewens’ supplemental disability policy).

17. Under his Change-in-Control Agreement, Mr. Chewens is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment.  This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($335,105, which is equal to $335,105 - $0 as shown in the table), the present value of the Health & Welfare benefits ($53,966), the value of the accelerated Stock Options ($8,384), the value of the accelerated Restricted Stock ($255,584), and the severance compensation ($2,076,742).  This total of $2,729,781 is then reduced by the base amount of $526,862 (the average of actual compensation paid to Mr. Chewens during the 2002 – 2006 fiscal years).  The resulting amount of $2,202,919 is then grossed-up by $1,200,501 to reimburse Mr. Chewens for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

18. Mr. Raven’s accrued unpaid salary as of 12/31/2007 was $12,904, plus accrued unused vacation of $5,865.

19. As of 12/31/2007, Mr. Raven is entitled to 2 years of salary continuation, at $305,000.

20. Mr. Raven has a higher benefit using severance formula option (B) (as referenced in footnote #4 above) which is $1,725,168 (compared with $1,167,942 under option A), based on 2005-2007 averages of: $290,000 for salary, $127,583 for bonus, $148,364 for the income on unexercised stock options , $3,458 for auto, $5,742 for dividends on restricted shares and options and $1,832 for universal life.

21. Under his Change-in-Control Agreement, Mr. Raven is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment.  This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($291,360, which is equal to $291,360 - $0 as shown in the table), the present value of the Health & Welfare benefits ($48,158), the value of the accelerated Stock Options ($7,669), the value of the accelerated Restricted Stock ($255,584) and the severance compensation ($1,725,168).  This total of $2,327,939 is then reduced by the base amount of $433,561 (the average of actual compensation paid to Mr. Raven during the 2002 – 2006 fiscal years).  The resulting amount of $1,894,378 is then grossed-up by $1,032,359 to reimburse Mr. Raven for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%. It is assumed, for this purpose, that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure.

22. Mr. Levy’s accrued unpaid salary as of 12/31/2007 was $8,402, plus accrued unused vacation of $3,819.

23. Under Mr. Levy’s Employment Agreement, with a termination for Cause he is only entitled to accrued, but unpaid base salary, and no payment of accrued but unused vacation.

24. Mr. Levy has a higher benefit using severance formula option (B) (as referenced in footnote #4 above, except substituting 1.00 for 2.99) which is $261,170 (compared with $248,624 under option A), based on 2005-2007 averages of: $190,733 for salary, $45,295 for bonus, $16,667 for sign on bonus, $1,592 for TIP Award, $2,600 for auto, $713 for dividends on restricted shares and options and $3,570 for universal life.

In addition to the payments outlined above, pursuant to the Employment Agreements entered into with Messrs. Dietrich, Chewens and Raven, if any of Messrs. Dietrich, Chewens or Raven are terminated “without cause” (as defined in each such respective parties’ Employment Agreement) or if any such executive terminates his employment for “good reason” (as defined in each such respective parties’ Employment Agreement) and if, within 18 months following the termination date, the executive should sell his principal residence, then the executive shall be reimbursed for (i) any shortfall between the net proceeds on the sale of his principal residence and the purchase price plus improvements, including reasonable transaction costs incurred in connection with such purchase and sale, and (ii) an amount necessary to pay all federal, state and local income taxes resulting from any reimbursement.  The foregoing benefit shall also be made available to each of Messrs. Dietrich, Chewens and Raven pursuant to their respective Change in Control Agreements if (a) within 24 months from the date of occurrence of any event constituting a change in control of the Company such executive’s employment with the Company is terminated (i) by the Company for “disability” (as defined therein), (ii) by the Company without “cause” (as defined therein), or (iii) by the executive with “good reason” (as defined therein), or (b) within 12 months from the date of occurrence of any event constituting a change in control of the Company the executive terminates his employment either with or without good reason.

Agreements with Executive Officers

Employment Agreements

We currently have employment agreements with Messrs. Dietrich, Chewens, Raven and Levy. These agreements will terminate upon the earlier to occur of the executive’s death, disability, discharge, resignation, or a date specified in the agreements. This date is currently January 1, 2010 for Mr. Dietrich, and January 1, 2009 for Messrs. Chewens, Raven and Levy.  The agreements for Messrs. Dietrich, Chewens and Raven also provide for automatic one-year extensions occurring annually on each January 1 and Mr. Levy’s agreement provides for an automatic one-year extension occurring annually on each December 31. Each of these agreements were prepared and/or reviewed by Counsel to the Company.

Upon termination of his respective agreement, Messrs. Dietrich, Chewens, Raven and Levy are each entitled to receive accrued and unpaid salary, accrued rights under our employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual vacation and sick leave.  If the executive’s employment is terminated by us other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the agreements) the executive will continue to receive his base salary in a manner consistent with our normal payroll practices for a certain period.  For Mr. Dietrich, these payments would be made until the latest of January 1, 2010 or three years after termination of employment.  For Messrs. Chewens and Raven, the payments would continue until the later of the date on which the current employment term expires or two years after termination of employment, and for Mr. Levy, the payments would continue for a period of 1 year following the termination date. Messrs. Dietrich, Chewens and Raven will also receive a relocation payment if the executive relocates within 18 months after termination of employment from the Norwich, Binghamton or Scranton area, respectively.  Each executive has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or the Bank. Under the agreements, during the term of their employment, the executives may not disclose confidential information about the Company or its subsidiaries to any other person or entity. If any of the executives are terminated due to a change of control covered by his change in control agreement (discussed later), his severance payments will be determined under that agreement.

Change in Control Agreements

We currently have change in control agreements with each of Messrs. Dietrich, Chewens, Raven, and Levy.  The agreements provide in general that, if within 24 months from the date of a change in control of the Company or the Bank, as defined in the agreements, their employment is terminated without cause or by the executive with good reason, or if within 12 months of such change in control, the executive resigns, irrespective of the existence of good reason, then: Mr. Levy will be entitled to receive 1.00 times the greater of; and Messrs. Dietrich, Chewens and Raven, will be entitled to receive 2.99 times the greater of (x) the sum of his annualized salary for the calendar year in which the change in control occurs, the maximum target bonus that could have been paid to him for such year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to him during any of the three preceding calendar years, his income from the exercise of nonqualified stock options during such year and other annualized amounts that constitute taxable income for such year, without consideration for salary reduction amounts that are excludible from taxable income, or (y) his average annual compensation includible in his gross income for federal income tax purposes for the three years immediately preceding the year in which the change in control occurs, including base salary, bonus and ordinary income recognized with respect to stock options and other annualized amounts that constitute taxable income for such year, without reduction for salary reduction amounts that are excludible from taxable income.

Each executive (except for Mr. Levy) will also receive a gross-up payment to compensate for the imposition of any excise taxes under section 4999 of the Internal Revenue Code.  In the case of Mr. Levy, if making the payment to Mr. Levy would trigger the federal excise tax imposed on excess parachute payments, the amounts payable to Mr. Levy will be reduced as necessary to avoid the excise tax. In addition, each executive's benefit under any SERP shall be fully vested and his benefit thereunder will be determined as if his employment had continued for three additional years (or such lesser period after which the maximum benefit is attained), at an annual compensation equal to the amount determined for purposes of calculating his severance amount.

Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (i) a person acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (iv) the shareholders of the Company approve the Company’s  liquidation or dissolution.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are: William L. Owens (Chair), Patricia T. Civil, William C. Gumble, Michael M. Murphy, Joseph G. Nasser, and Joseph A. Santangelo.  There are no interlocking relationships involving Committee members or named executive officers of the Company, that require disclosure in this Proxy Statement under the Exchange Act or the rules promulgated by the SEC thereunder.

The Bank has made loans to members of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

Certain Relationships and Related Party Transactions

For a description of loans made to NBT's directors, executive officers and related persons and entities, see "Compensation Committee Interlocks and Insider Participation."

The law firm of Stafford, Owens, Curtin & Trombley, PLLC, of which Director William L. Owens is a partner, provided legal services to us in 2007 and the amount paid to this entity was less than the established reporting thresholds.  Former Director Michael H. Hutcherson is the president of The Colonial Agency, LLC, an insurance agency.  During fiscal 2007, the Colonial Agency provided insurance brokerage services for NBT Bancorp Inc. for which the related commissions and fees received by Colonial were less than the established reporting thresholds.

Policies and Procedures Regarding Transactions with Related Persons

Our Audit and Risk Management Committee Policy Statement and Charter provides written procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Pursuant to the charter, the Audit and Risk Management Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee
of
NBT Bancorp Inc.

William L. Owens (Chair)
 Patricia T. Civil
 William C. Gumble
Michael M. Murphy
 Joseph G. Nasser
Joseph A. Santangelo

Audit and Risk Management Committee Report

Our Audit and Risk Management Committee is comprised of seven directors who are not officers or employees of NBT.  Each of the members of the Audit and Risk Management Committee is an independent director as defined by the SEC rules and Rule 4200(a)(14) of the NASDAQ Stock Market.  No member of the Audit and Risk Management Committee serves on more than three audit committees.  The Audit and Risk Management Committee held four meetings during 2007.  The meetings were designed to facilitate and encourage private communication between the Audit and Risk Management Committee, the internal auditors and our independent registered public accounting firm, KPMG LLP.

Our Audit and Risk Management Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.  The Audit and Risk Management Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the three years ended December 31, 2007.  Among the procedures performed, the Audit and Risk Management Committee has:

●           Reviewed and discussed the audited consolidated financial statements with NBT Management;

●           Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by professional auditing standards; and

●           Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Audit and Risk Management Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit and Risk Management Committee
of
NBT Bancorp Inc.

Patricia T. Civil (Chair)
Richard Chojnowski
William C. Gumble
Janet H. Ingraham
John C. Mitchell
Joseph G. Nasser
Robert A. Wadsworth

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Registered Public Accounting Firm

Our Audit and Risk Management Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008.  KPMG LLP has served as our independent registered public accounting firm since 1987.  We expect representatives of KPMG LLP to be present at our annual meeting.  Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Although shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.  If not ratified, the Audit and Risk Management Committee will reconsider the selection, although the Audit and Risk Management Committee will not be required to select a different independent registered public accounting firm for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2007 and 2006, and fees billed for other services provided by KPMG LLP.  Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit and Risk Management Committee is required.

	2007	2006__
Audit Fees (1)	$661,500	$626,000
Audit Related Fees (2)	$35,000	$25,000
Tax Fees (3)	$81,885	$36,625
All other fees	$0	$0
Total Fees	$778,385	$687,625

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory fillings or engagements.  Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.”  This category includes fees for employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for preparation and review of tax returns, examination assistance and other tax compliance work.

Audit and Risk Management Committee Review

Our Audit and Risk Management Committee has considered whether KPMG’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG’s independence.

Audit and Risk Management Committee Pre-Approval Requirements

The Audit and Risk Management Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG.  The Audit and Risk Management Committee will, on an annual basis, consider and approve the provision of audit and non-audit services by KPMG that are not prohibited by law. Thereafter, the Audit and Risk Management Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by KPMG which are not encompassed by the Audit and Risk Management Committee’s annual pre-approval.  All audit and non-audit services performed by KPMG during fiscal 2007 were pre-approved pursuant to the procedures outlined above and none of the engagements pre-approved by the Committee during 2007 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.

PROPOSAL 4

APPROVAL OF THE NBT BANCORP INC. 2008 OMNIBUS INCENTIVE PLAN

This section provides a summary of the terms of the 2008 Omnibus Incentive Plan and the proposal to approve the plan.

The Board of Directors approved the 2008 Omnibus Incentive Plan on January 28, 2008, subject to approval from our shareholders at the Annual Meeting.  We are asking our shareholders to approve our 2008 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success.  The purpose of the 2008 Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  In the judgment of the Board of Directors, an initial or increased grant under the 2008 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2008 Omnibus Incentive Plan participants with those of our shareholders.

On the Record Date, the number of shares of Common Stock reserved for issuance under the 2008 Omnibus Incentive Plan was equal to the sum of three million two hundred fifty thousand (3,250,000) shares of Common Stock plus any shares of Common Stock available for grant (including shares which become available due to forfeitures of outstanding options or other awards) under the NBT Bancorp Inc. Non-Employee Directors Restricted and Deferred Stock Plan (the “Non-Employee Directors Plan”); the NBT Bancorp Inc. 1993 Stock Option Plan (the “1993 Plan”); the NBT Bancorp Inc. Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan (the “Directors Plan”); the NBT Bancorp Inc. Performance Share Plan (the “Performance Share Plan”) and the NBT Bancorp Inc. 2006 Non-Executive Restricted Stock Plan (the “2006 Plan”) (collectively, the “Prior Plans”) to the extent that such shares would again be available for issuance under the terms of the applicable Prior Plan.  On the Record Date, the closing price of our Common Stock was $21.01 per share. There are currently no participants in the 2008 Omnibus Incentive Plan.  Because participation and the types of awards under the 2008 Omnibus Incentive Plan are subject to the discretion of the Compensation and Benefits Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2008 Omnibus Incentive Plan is approved are not currently determinable. However, see “Recommended Awards” below for a description of awards under the Omnibus Incentive Plan recommended by the Compensation and Benefits Committee, subject to approval of the Omnibus Incentive Plan by shareholders and further action of the Board of Directors at a date following the Annual Meeting.  On the Record Date, there were approximately 16 executive officers, 1,366 employees and 17 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2008 Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to approve the 2008 Omnibus Incentive Plan.

Description of the Plan

A description of the provisions of the 2008 Omnibus Incentive Plan is set forth below.  This summary is qualified in its entirety by the detailed provisions of the 2008 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.  The 2008 Omnibus Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors.  Subject to the terms of the plan, the Compensation and Benefits Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.  Members of the Compensation and Benefits Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The Common Stock issued or to be issued under the 2008 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares.  Shares of Common Stock covered by awards under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares pursuant to the award will be available under the 2008 Omnibus Incentive Plan to the extent such shares would again be available for issuance under the applicable Prior Plan.  If any shares covered by an award under the 2008 Omnibus Incentive Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Omnibus Incentive Plan. Awards other than options and stock appreciation rights will reduce the shares available for grant under the plan by 1.5 shares for each share subject to such an award.

Eligibility.  Awards may be made under the 2008 Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason. The 2008 Omnibus Incentive Plan shall terminate in any event ten years after its effective date.  Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Awards. The Compensation and Benefits Committee may award:

•	restricted stock, which are shares of Common Stock subject to restrictions.

•	options to purchase shares of Common Stock.

•	stock units, which are Common Stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•
stock appreciation rights, which are a right to receive a number of shares or, at the discretion of the Compensation and Benefits Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation and Benefits Committee.

•
performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation and Benefits Committee. The Compensation and Benefits Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation and Benefits Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation and Benefits Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation and Benefits Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation and Benefits Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

•	cash.

•
other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

Options.  The 2008 Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant.  The fair market value is generally determined as the closing price of the Common Stock on the grant date or other determination date.  In the case of 10% shareholders, if applicable, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.  An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires.  In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation and Benefits Committee and generally may not exceed 10 years from the date of grant.  However, if the option would expire during a period in which the optionee is (i) subject to a lock-up agreement restricting the optionee's ability to sell stock in the open market or (ii) restricted from selling stock in the open market because the optionee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect, the option's expiration will be delayed until 2½ months after the date such restriction ends.  The Compensation and Benefits Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.  Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation and Benefits Committee. In general, an optionee may pay the exercise price of an option by cash, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2008 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2008 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation and Benefits Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees.  However, performance-based compensation is excluded from this limitation. The 2008 Omnibus Incentive Plan is designed to permit the Compensation and Benefits Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)           the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)          the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)         the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation in a separate vote before payment is made; and

(iv)         the Compensation and Benefits Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation and Benefits Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the 2008 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation and Benefits Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any one or a combination of any of the foregoing business criteria.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2008 Omnibus Incentive Plan to any person is eight hundred twelve thousand five hundred (812,500) per year.  The maximum number of shares of Common Stock that can be awarded under the 2008 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation rights, is eight hundred twelve thousand five hundred (812,500) per year.  The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $5,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company.  A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”).  We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company.  Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.  Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member.  The grantee will be subject to withholding of income and employment taxes at that time.  The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised.  The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes.  Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer.  In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement).  Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise.  Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture).  However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions.  If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable and subject to withholding taxes in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be taxable and subject to withholding taxes.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2008 Omnibus Incentive Plan.  A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in Common Stock under the 2008 Omnibus Incentive Plan.  Upon exercising a stock appreciation right that is settled in Common Stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.  The Company does not currently intend to grant cash-settled stock appreciation rights.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee.  Any payment upon the achievement of the award is taxable to a grantee as ordinary income.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares.  If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G). To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the plan to comply with Section 409A of the Code.  To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Recommended Awards

The Compensation Committee has recommended that the Board of Directors grant shares of restricted stock to certain executive officers, including each of our named executive officers, under the Omnibus Incentive Plan.  If the Omnibus Incentive Plan is approved by the shareholders, the Board of Directors will consider the Compensation Committee’s recommendation at a date following the Annual Meeting.

As a result of the Compensation Committee’s recommendation, our named executive officers have an interest in this proposal.  The table below sets forth the number of restricted shares that the Compensation Committee has recommended for award to each of the named executive officers, other executive officers as a group and all executive officers as a group.  The grant date and other terms of the awards, if any, will be determined at a later date by the Board of Directors.

Name of Individual or Group	Dollar Value ($) (1)	Number of Units

Martin A. Dietrich	$203,797	9,700
President and Chief Executive Officer

Michael J. Chewens	$140,767	6,700
SEVP, Chief Financial Officer and Corporate Secretary

David E. Raven	$136,565	6,500
EVP, President of Retail Banking and Pennstar Bank President & Chief Executive Officer

Jeffrey M. Levy	$58,828	2,800
EVP, President of Commercial Banking and NBT Bank Capital Region President

Other Executive Officers	$105,050	5,000

Executive Group	$645,007	30,700

NOTES:
(1)
The amount shown is based on the closing market price of the Company’s common stock on the Nasdaq Global Market of $21.01 on March 14, 2008.  The actual value will be calculated as of the date of grant.

Disclosure with Respect to the Company’s Equity Compensation Plans

     The Company maintains the Prior Plans and the NBT Bancorp Inc. Employee Stock Purchase Plan (the “ESPP”) pursuant to which it may grant equity awards to eligible persons. The Prior Plans and the ESPP are described more fully below.  If the 2008 Omnibus Plan is approved by shareholders, no further grants of equity awards will be made under the Prior Plans.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee under the Prior Plans and the ESPP. The deduction generally will be allowed for our taxable year in which occurs the last day of the calendar year in which the grantee recognizes ordinary income.

    The following table gives information about equity awards under the Prior Plans and the ESPP. The table does not include information about the proposed 2008 Omnibus Plan:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders 1	1,855,312	$20.90	809,573
Equity compensation plans not approved by security holders 2	--	--	--
Total	1,855,312	$20.90	809,573

1  Consists of the 1993 Plan and the Directors Plan.
2  Not Applicable.

Summary Description of the Company’s Equity Compensation Plans

The Non-Employee Directors Plan

    The Company’s stockholders approved the Non-Employee Directors Plan on May 1, 2003. The Non-Employee Directors Plan reserves for issuance up to 200,000 shares of the Company’s common stock with respect to which awards may be granted under the plan. Restricted stock and deferred stock may be granted to non-employee directors of the Company or any subsidiary or any division of a subsidiary.  The Board may determine the terms and conditions of any grants of restricted stock granted to eligible persons.  Certificates issued in respect of shares of restricted stock shall be registered in the name of the holder.  Within 30 days of the lapse of the restrictions applicable to such shares of restricted stock, the Company shall deliver such certificates to the holder’s legal representative.  The Board may determine the terms and conditions of any grants of deferred Stock granted to eligible persons.  Certificates representing the shares will be registered in the name of the holder within 30 days after the holder ceases to be a director.  The holder generally has the rights and privileges of a stockholder, including the right to vote and receive dividends, with respect to those shares. If a change of control occurs, awards of restricted stock will immediately vest.

The 1993 Plan

    The Company’s stockholders approved the 1993 Plan on April 24, 1993.  The plan is for the benefit of executives and other key Company employees. Shareholders previously approved 4,275,353 shares for issuance under the plan upon exercise of options. The plan, administered by the Compensation and Benefits Committee, provides for awards of non-tax qualified options to key management employees, who are defined in the plan to include employees who are responsible for the Company’s and its subsidiaries’ policies and operations, including the CEO, other executive officers, and other employees. In determining the individuals to whom awards are to be granted and the number of such awards, the Committee considers the individual’s present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. Options are awarded with an exercise price equal to the fair market value on the National Market System of NASDAQ on the date of the grant. The plan defines “fair market value” to mean the average between the highest and lowest quoted selling prices of the common stock on the date of grant and the five trading days preceding the grant. Options granted by the Committee vest at a rate of 40% after one year, and in 20% increments over the next three years. The plan provides for acceleration of options in the event of a change in control of the Company, as defined in the plan. Under the plan, the Committee may award to option holders a replacement, or reload option, for each share of common stock purchased upon the exercise of a previously granted option. The reload options are exercisable within two years of the date of grant. Options are forfeited if the holder does not exercise them within ten years of the grant date or within an applicable period following termination of employment.

The Directors Plan

    The Company’s stockholders approved the Directors Plan on May 3, 2001.  The Directors Plan reserves for issuance up to 500,000 shares of the Company’s common stock with respect to which awards may be granted under the plan. Options (including reload options exercisable two years after grant) may be awarded under the plan to non-employee directors or non-employee divisional directors of the Company, a subsidiary, or a parent corporation.  The Compensation and Benefits Committee may determine the terms and conditions of any grants of options granted to eligible persons.   If a non-employee divisional director’s service as a divisional director terminates for any reason other those reasons set forth below, vested options may be exercised at any time prior to the earlier of 12 months after the date of termination of service or the option’s expiration date.  If a non-employee director or non-employee divisional director terminates service due to disability, the option may be exercised in full at any time prior to the option’s expiration date.  If a non-employee director or non-employee divisional director terminates service due to death, or dies following termination due to disability, death or retirement, options may be exercised in full by the optionee’s estate, personal representative or beneficiary, at any time prior to the expiration date of such option or, in the case of death, the exercise period specified above if earlier.  If a non-employee director or non-employee divisional director terminates service due to retirement following age 70, all options may be exercised in full at any time prior to the expiration date of such option.  If an optionee’s service is terminated for “cause” (as defined in the plan), all options held by the holder will be forfeited.

The Performance Share Plan

    The Company’s stockholders approved the Performance Share Plan on May 1, 2003. The plan is for the benefit of executives and other key Company employees. Shareholders previously approved 300,000 shares for issuance under the plan, subject to adjustment as provided in the plan. The plan authorizes the Compensation and Benefits Committee to select the employees to be granted awards, determine the size and terms of the awards to be granted to each employee, and prescribe the form of award agreement embodying the awards granted under the plan. The plan requires the Committee to base the grant of awards on the attainment by the participant of specific performance goals which must be established when the outcome of the performance goal is substantially uncertain. The individual performance goals are proprietary information, however the Committee believes that these objectives are challenging and require significant individual achievement to be met. The plan provides for the award of up to 50,000 shares of the Company’s common stock to individuals in any eligibility period, as defined in the plan, subject to restrictions on transfer, including those imposed by the federal securities laws, and such other restrictions as the Committee may impose. Recipients of restricted stock awarded under the plan are entitled to receive the cash equivalent of any dividends declared thereon and to vote the shares. Shares of common stock awarded under the plan must be distributed to participants who are then employed by the Company, two years after the end of the applicable performance period (the time span within the eligibility period within which performance goals are measured). If the participant is not then employed by the Company, the awards are forfeited. In the event of a change in control of the Company, the performance period is deemed to be terminated, which would have the effect of granting the performance award shares even if the performance goals had not been met on the termination date.

The 2006 Plan

    The Company’s stockholders approved the 2006 Plan on May 2, 2006.  The 2006 Plan reserves for issuance up to 250,000 shares of the Company’s common stock with respect to which awards may be granted under the plan. Restricted stock and restricted stock units may be granted to non-executive employees of the Company or any affiliate, other than an employee who is granted an award under the Performance Share Plan during the calendar year in which the grant would otherwise occur.  The Board may determine the terms and conditions of any grants of restricted stock granted to eligible persons.  Certificates issued in respect of shares of restricted stock shall be registered in the name of the holder.  Within 30 days of the lapse of the restrictions applicable to such shares of restricted stock, the Company shall deliver such certificates to the holder’s legal representative.  Unless the Board provides, any restricted stock that has not vested shall immediately be forfeited upon a termination from service.  The Board may determine the terms and conditions of any grants of restricted stock units granted to eligible persons.  Unless the Board provides, any restricted stock units that have not vested shall immediately be forfeited upon a termination from service.  If a corporate transaction occurs, awards of restricted stock and restricted stock units will immediately vest.

Employee Stock Purchase Plan

    The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The stockholders approved the ESPP on May 16, 2000.  The ESPP reserved 500,000 shares of common stock for issuance under this plan. Employees generally are eligible to participate in the ESPP if they are not, and would not become as a result of being granted an option under the plan, 5% stockholders of NBT Bancorp’s or NBT Bancorp’s designated parent or subsidiaries or to the extent that an employee’s right to accrue stock exceeds a rate of $25,000 in fair market value for each calendar year.   Under the ESPP, eligible employees are permitted to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction of at least 1% of their compensation and are subject to maximum purchase limitations.   The purchase price for common stock purchased under the plan cannot be less than 85% of the lesser of the fair market value of our common stock on the first day or the last day of the applicable offering period. Annual offerings occur on January 1 of each year and end on the December 31 immediately following. Upon termination of an employee’s employment for any reason, except for death while an employee of the Company, the amount in the employee’s account under the plan will be returned to the employee.  Upon termination of an employee’s employment because of death, the beneficiary shall have the right to either withdraw the amount in the employee’s account under the plan or exercise the employee’s option on the Termination Date (as defined in the plan) following the date of the employee’s death.

    The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the 2008 Omnibus Incentive Plan.

OTHER MATTERS

Shareholder Proposals for the 2009 Annual Meeting

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2009 Annual Meeting of Shareholders must be received by NBT by December 1, 2008.  Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy.  SEC rules set forth standards as to what shareholder proposals corporations must include in a proxy statement for an annual meeting.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2009 annual meeting.  Written notice of such shareholder proposal for the next annual meeting of our shareholders must be received by our President at our principal executive offices not later than March 6, 2009 and must not have been received earlier than February 4, 2009 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matter.  If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of our securities.  Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis.

Important Notice Regarding Delivery of Shareholder Documents

Only one copy of this Proxy Statement and the Company’s 2007 Annual Report may be sent to an address shared by more than one shareholders.  This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs.  If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2007 Annual Report, he or she may contact the Company’s Shareholder Relations Department at NBT Bancorp Inc., 20 Mohawk Street, Canajoharie, New York 13317, or by telephone at (800) 628-2265, option 7.  Any such shareholder may also contact the Shareholder Relations Department using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Shareholder Relations Department using the above contact information.

Other Matters

As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this proxy statement.  If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters.  The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.

Appendix A

__________________________________________________________________

NBT BANCORP INC.

2008 OMNIBUS INCENTIVE PLAN
__________________________________________________________________

Appendix A

- i -

	9.3.	Term.		14
	9.4.	Transferability of SARS		14
	9.5.	Family Transfers.		15
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS			15
	10.1.	Grant of Restricted Stock or Stock Units.		15
	10.2.	Restrictions.		15
	10.3.	Restricted Stock Certificates.		15
	10.4.	Rights of Holders of Restricted Stock.		16
	10.5.	Rights of Holders of Stock Units.		16
	10.5.1	Voting and Dividend Rights.		16
	10.5.2.	Creditor’s Rights.		16
	10.6.	Termination of Service.		16
	10.7.	Purchase of Restricted Stock.		16
	10.8.	Delivery of Stock.		17
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS			17
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK			17
	12.1.	General Rule.		17
	12.2.	Surrender of Stock.		17
	12.3.	Cashless Exercise.		17
	12.4.	Other Forms of Payment.		18
13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS			18
	13.1.	Dividend Equivalent Rights.		18
	13.2.	Termination of Service.		18
14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS			19
	14.1.	Grant of Performance Shares.		19
	14.2.	Value of Performance Shares.		19
	14.3.	Earning of Performance Shares.		19
	14.4.	Form and Timing of Payment of Performance Shares.		19
	14.5.	Performance Conditions.		19
	14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.		20
		14.6.1.	Performance Goals Generally.	20
		14.6.2.	Timing For Establishing Performance Goals.	20
		14.6.3.	Settlement of Awards; Other Terms.	20
		14.6.4.	Performance Measures.	20
		14.6.5.	Evaluation of Performance.	22
		14.6.6.	Adjustment of Performance-Based Compensation	22
		14.6.7.	Board Discretion.	22

- ii -

	14.7.	Status of Section Awards Under Code Section 162(m).	22
15.	PARACHUTE LIMITATIONS		23
16.	REQUIREMENTS OF LAW		24
	16.1.	General.	24
	16.2.	Rule 16b-3.	24
17.	EFFECT OF CHANGES IN CAPITALIZATION		25
	17.1.	Changes in Stock.	25
	17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.	25
	17.3.	Corporate Transaction.	25
	17.4.	Adjustments.	26
	17.5.	No Limitations on Company.	27
18.	GENERAL PROVISIONS		27
	18.1.	Disclaimer of Rights	27
	18.2.	Nonexclusivity of the Plan	27
	18.3.	Withholding Taxes	27
	18.4.	Captions	28
	18.5.	Other Provisions	28
	18.6.	Number and Gender	28
	18.7.	Severability	28
	18.8.	Governing Law	28
	18.9.	Section 409A of the Code	29

- iii -

Appendix A

NBT BANCORP INC.

2008 OMNIBUS INCENTIVE PLAN

NBT Bancorp Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or adviser providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1           “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2           “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3           “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share or cash award under the Plan.

2.4           “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

Appendix A

2.5           “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6           “Board” means the Board of Directors of the Company.

2.7           “Cause” means the Grantee’s: (1) personal dishonesty, incompetence (which shall be measured against standards generally prevailing in the financial institutions industry), willful or gross misconduct with respect to the business and affairs of the Company or NBT Bank, National Association (“NBT Bank”), or with respect to any of their affiliates for which Executive is assigned material responsibilities or duties; (2) willful neglect, failure, or refusal to carry out Grantee’s duties in a reasonable manner after a written demand for substantial performance is delivered to Grantee that specifically identifies the manner in which the Company believes that Grantee has not substantially performed Grantee’s duties and Grantee has not resumed such substantial performance within 21 days of receiving such demand; (3) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or the conviction of a felony, whether or not committed in the course of Grantee’s employment with the Company; (4) being a specific subject of a final cease and desist order form, written agreement with, or other order or supervisory direction from, any federal or state regulatory authority; (5) conduct tending to bring the Company, NBT Bank or any of their affiliates into public disgrace or disrepute; or (6) breach of any representation or warranty under Grantee’s employment agreement.

2.8           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9           “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10         “Company” means NBT Bancorp Inc.

2.11         “Corporate Transaction” means:

(i)           A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities; or

(ii)          During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

Appendix A

(iii)         There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or

(iv)        Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

2.12         “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13         “Disability” means a disability by reason of any medically determinable physical or mental impairment that can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months that (a) renders the Grantee unable to engage in any substantial gainful activity or (b) qualifies the Grantee for benefits payable under the Company’s long-term disability plan under which the Grantee is covered.

2.14         “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15         “Effective Date” means April 15, 2008.

2.16         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17         “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market on the Grant Date or such other determination date or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.18         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

Appendix A

2.19         “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20         “Grantee” means a person who receives or holds an Award under the Plan.

2.21         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22         “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23         “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24         “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25         “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26         “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28         “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29         “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

Appendix A

2.30         “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31         “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32         “Plan” means this NBT Bancorp Inc. 2008 Omnibus Incentive Plan and all options previously granted by the Company.

2.33         “Prior Plans” means the NBT Bancorp Inc. Non-Employee Directors Restricted and Deferred Stock Plan; the NBT Bancorp Inc. 1993 Stock Option Plan; the NBT Bancorp Inc. Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan; the NBT Bancorp Inc. Performance Share Plan; and the NBT Bancorp Inc. 2006 Non-Executive Restricted Stock Plan.

2.34         “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35         “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36         “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37         “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.38         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39         “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40         “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41         “Stock” means the common stock, par value $.01 per share, of the Company.

Appendix A

2.42         “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.43         “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.44         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45         “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.46         “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47         “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law.  The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

Appendix A

(i)           Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii)          The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)             designate Grantees,

(ii)            determine the type or types of Awards to be made to a Grantee,

(iii)           determine the number of shares of Stock to be subject to an Award,

(iv)           establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)            prescribe the form of each Award Agreement evidencing an Award, and

(vi)           amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

Appendix A

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

Appendix A

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be three million two hundred fifty thousand  (3,250,000).  The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to Options and SARs.  Upon a grant of Awards other than Awards of Options or SARs, the number of shares available for issuance under the Plan shall be reduced by 1.5 times the number of shares of Stock subject to such Awards. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company, increased by shares of Stock covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such shares would again be available for issuance under such Prior Plan.

4.2.	Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.	Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date.  If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan.     Furthermore, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

Appendix A

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.  If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.  Following the Effective Date no awards will be made under the Prior Plans.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after its Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would:  (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i)  any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.  Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

Appendix A

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is eight hundred twelve thousand five hundred (812,500) per calendar year;
(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is eight hundred twelve thousand five hundred (812,500) per calendar year; and
(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2 million and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period that is longer than one year by any one Grantee shall be $5 million.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.   In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

Appendix A

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date; and provided, further, that in the event of the Grantee’s death, the term of the Option shall be extended, to the extent necessary, so that the Option term will continue for one year from the date of death; and provided, further, that if expiration of the Option would occur during a period in which the Grantee is (i) subject to a lock-up agreement restricting the Grantee’s ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because the Grantee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or the Grantee is otherwise restricted from trading), the expiration of the Option will be delayed until 2½ months after the date such restriction ends.

8.4.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, the Option shall continue to be exercisable for one year after Grantee’s termination of service due to death or Disability.

Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

Appendix A

8.7.	Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him.  Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

Appendix A

8.12.	Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board.  The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the  Fair Market Value of a share of Stock on the date of grant.

9.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees..

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR, and provided, further, that in the event of the Grantee’s death, the term of the SAR shall be extended, to the extent necessary, so that the SAR term will continue for one year from the date of death.

9.4.	Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR.  Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

Appendix A

9.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14.   Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date; provided, however, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions.  Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

Appendix A

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company.  The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.  If the Board waives restrictions or conditions applicable to Restricted Stock or Stock Units except in the case of a Grantee’s death or Disability, the shares subject to such Restricted Stock or Stock Units shall be deducted from the five percent limitation set forth in Section 10.2.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock.  The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

Appendix A

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

Unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

Appendix A

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee.  The terms and conditions of Dividend Equivalent Rights shall be specified in the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate one year after Grantee’s termination of service due to death or Disability and immediately upon the Grantee’s termination of Service for any other reason.

Appendix A

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Shares.

Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Shares.

Payment of earned Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

Appendix A

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)  net earnings or net income;

Appendix A

(b)  operating earnings;

(c)  pretax earnings;

(d)  earnings per share;

(e)  share price, including growth measures and total stockholder return;

(f)  earnings before interest and taxes;

(g)  earnings before interest, taxes, depreciation and/or amortization;

(h)  sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)  gross or operating margins;

(j)  return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)  cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)  productivity ratios;

(m)  expense targets;

(n)  market share;

(o)  financial ratios;

(p)  working capital targets;

(q)  completion of acquisitions of business or companies;

(r)  completion of divestitures and asset sales; and

(s)  any one or a combination of any of the foregoing business criteria.

Appendix A

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

 The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures activity and related expenses; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Appendix A

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

Appendix A

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares  subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares  pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

Appendix A

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

Appendix A

Upon the occurrence of a Corporate Transaction:

(i)  all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.  In addition provision may be made in the Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

Appendix A

17.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

Appendix A

18.4.	Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Appendix A

18.9.	Section 409A of the Code

The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A.  To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.

*    *    *

NBT BANCORP 52 SOUTH BROAD STREET NORWICH, NY 13815
THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS 11:59 P.M. ON MAY 5, 2008.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NBT Bancorp Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NBT Bancorp Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NBTBC1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NBT BANCORP INC.

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
2.	To elect the five director nominees listed below (Proposal 2):	☐	☐	☐
Nominees:
01) Richard Chojnowski
02) Joseph A. Santangelo

Vote On Proposals
					For	Against	Abstain
1	To fix the number of directors at eleven (Proposal 1).				☐	☐	☐

3	To ratify the appointment of KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2008 (Proposal 3).				☐	☐	☐

4	To approve and adopt the NBT Bancorp Inc. 2008 Omnibus Incentive Plan (Proposal 4).				☐	☐	☐

5	The proxies are authorized to vote in accordance with the majority vote of our Board, upon such other business that may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign below exactly as name(s) appear(s) on the right. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, give full title. If more than one person acts as trustee, all should sign. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.nbtbancorp.com/bncp/proxy.html

NBT BANCORP INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints J. Carl Barbic and John Daly and either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NBT Bancorp Inc. to be held at the Binghamton Holiday Inn Arena at 2-8 Hawley Street, Binghamton, NY 13901 on May 6, 2008 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, with all power which the undersigned would possess if personally present, and to vote all shares of NBT's common stock which the undersigned may be entitled to vote at the meeting upon the following proposals described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of our Board, upon any other matters that may properly come before the meeting. This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is indicated, a properly executed proxy will be voted FOR the proposals listed on the reverse side. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)